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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.                        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE

and

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

MAY 15, 2018

10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807

Insmed Incorporated
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900

April 5, 2018

To Our Shareholders:

              We cordially invite you to attend the 2018 Annual Meeting of Shareholders of Insmed Incorporated (Insmed) to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 15, 2018, at 9:00 a.m. local time (the Annual Meeting). A formal notice of the Annual Meeting accompanies this letter. At the Annual Meeting, the following items will be submitted to a shareholder vote:

  1.
  election of two Class III directors, David R. Brennan and Melvin Sharoky, M.D., to serve until the 2021 Annual Meeting of Shareholders;

  2.
  an advisory vote on the 2017 compensation of our named executive officers;

  3.
  ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  4.
  approval of the Insmed Incorporated 2018 Employee Stock Purchase Plan; and

  5.
  transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

              Your vote is important, and the company encourages you to vote. Please read the notice and proxy materials carefully, and vote promptly by telephone, electronically through the Internet, or by returning a completed proxy card by mail. You may also vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of Insmed common stock you own, please vote by proxy prior to the Annual Meeting.

              You may inspect a list of shareholders of record as of the record date at Insmed's headquarters during regular business hours starting on April 7, 2018 through the date of the Annual Meeting, and the list of shareholders will be available at the Annual Meeting for inspection.

Sincerely yours,
/s/ DONALD HAYDEN, JR.
DONALD HAYDEN, JR. Chairman of the Board

This Proxy Statement is first being mailed to shareholders on or about April 5, 2018.

INSMED INCORPORATED
10 Finderne Avenue, Building 10
Bridgewater, New Jersey 08807
(908) 977-9900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2018

              NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders of Insmed Incorporated (Insmed) will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 15, 2018, at 9:00 a.m. local time (the Annual Meeting), and at any adjournment or postponement thereof, for the following purposes:

  1.
  To elect two Class III directors, David R. Brennan and Melvin Sharoky, M.D., to serve until the 2021 Annual Meeting of Shareholders;

  2.
  To conduct an advisory vote on the 2017 compensation of our named executive officers;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  4.
  To approve the Insmed Incorporated 2018 Employee Stock Purchase Plan; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

              Holders of record of shares of Insmed common stock at the close of business on March 23, 2018 will be entitled to vote at the Annual Meeting.

              You are requested to vote promptly by telephone, electronically through the Internet, or by returning a completed proxy card by mail regardless of whether you expect to attend the Annual Meeting. If you are present at the Annual Meeting, you may vote in person even if you already have sent in your proxy. If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

By Order of the Board
/s/ CHRISTINE PELLIZZARI
Christine Pellizzari Corporate Secretary

April 5, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2018: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.proxyvote.com.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 15, 2018

In this Proxy Statement, we use the words "Insmed Incorporated" to refer to Insmed Incorporated, a Virginia corporation, and we use the words "Company," "Insmed," "we," "us" and "our" to refer to Insmed Incorporated and its consolidated subsidiaries. Insmed and CONVERT are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 15, 2018

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

              The Board of Directors (the Board) of Insmed Incorporated is soliciting your proxy for the Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 15, 2018, at 9:00 a.m. local time (the Annual Meeting), and any adjournment or postponement thereof. We intend to make the Proxy Statement and related proxy materials available to our shareholders on or about April 5, 2018.

Information about the Annual Meeting and Voting at or Prior to the Annual Meeting

              Why Did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials this Year Instead of a Full Set of Proxy Materials?

              Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to mail to many of our shareholders a Notice of Internet Availability of the Proxy Materials (the Notice) instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

              Who May Vote Shares in Connection with the Annual Meeting?

              Shareholders of record at the close of business on March 23, 2018 (the Record Date), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 76,623,136 outstanding shares of our common stock, $0.01 par value per share (the Common Stock). Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.

              What is a Shareholder of Record and How Can I Vote if I am a Shareholder of Record?

              If, on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote by proxy or in person at the Annual Meeting.

              If you are a shareholder of record, you may vote or submit a proxy as follows:

  1.
  By Internet—You may authorize the voting of your shares by following the "Vote by Internet" instructions set forth on the proxy card through 11:59 p.m. Eastern Time on

    Monday, May 14, 2018. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.

  2.
  By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions through 11:59 p.m. Eastern Time on Monday, May 14, 2018. Have your proxy card in hand when you call and follow the voting instructions given to you over the phone.

  3.
  By Mail—Complete and sign the proxy card and mail it in accordance with the instructions on the proxy card. Completed proxy cards must be received by 9:00 a.m. Eastern Time on Tuesday, May 15, 2018.

  4.
  In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

              In all cases, your shares will be voted according to your instructions.

              What is a Beneficial Owner of Shares and How Can I Vote if I am a Beneficial Owner?

              If, on the Record Date, your shares of our Common Stock were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to "routine" matters but will not be permitted to vote the shares with respect to "non-routine" matters. See "What Matters at the Annual Meeting are 'Routine' and 'Non-Routine'?" below. As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

              What is the Quorum Requirement?

              A quorum of shareholders is necessary to hold the Annual Meeting. Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting (or 38,311,569 shares as of the Record Date) will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended (Articles of Incorporation). Votes withheld, abstentions and broker non-votes count as present for establishing a quorum.

              What Matters at the Annual Meeting are "Routine" and "Non-Routine"?

              Proposal 1, the election of Class III directors, Proposal 2, the advisory vote on the compensation of our named executive officers, and Proposal 4, the approval of the Insmed Incorporated 2018 Employee Stock Purchase Plan (the 2018 Employee Stock Purchase Plan), are non-routine matters. Proposal 3, the ratification of the appointment of an independent registered public accounting firm, is a routine matter. If you are a beneficial owner of shares and do not instruct your broker or other agent how to vote your shares with respect to the "non-routine" matters, your shares will be "broker non-votes" with respect to that proposal, which means your shares will not be voted.

              What are the Voting Requirements to Approve Each Proposal to be Submitted to Shareholders?

              The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of two Class III directors	Plurality of votes cast	FOR
2. Advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement	Majority of votes cast	FOR
3. Ratification of appointment of Ernst & Young LLP (Ernst & Young) for the year ending December 31, 2018	Majority of votes cast	FOR
4. Approval of the 2018 Employee Stock Purchase Plan	Majority of votes cast	FOR

              Proposal 1, the election of Class III directors, requires the affirmative vote of the holders of a plurality of the votes cast. This means that the nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a director resignation policy, under which a director nominee in an uncontested election must submit his or her resignation for consideration by our Nominations and Governance Committee and our Board if the number of votes withheld with respect to such director's election exceeds the number of votes "for" such director's election. See "Corporate Governance—Corporate Governance Matters—Director Resignation Policy" for additional information.

              Proposal 2, the advisory vote on the 2017 compensation of our named executive officers, is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee. We value the input of our shareholders, and in the event that Proposal 2 is not approved, the Board and the Compensation Committee will consider our shareholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

              Proposal 3, the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2018, does not require shareholder ratification under Virginia law, our Articles of Incorporation, or our Amended and Restated Bylaws (Bylaws). However, the Board is submitting the appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate governance. In the event that Proposal 3 is not approved, the Audit Committee will consider the vote in future independent auditor selection decisions.

              Proposal 4, the approval of the 2018 Employee Stock Purchase Plan, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

              What Is the Effect of Votes Withheld, Abstentions and Broker Non-Votes On Each of the Proposals?

              Votes that are withheld or any abstentions from voting will not be counted in determining the number of votes cast with respect to any of the proposals. As explained above, because Proposals 1, 2 and 4 are considered "non-routine," if a beneficial owner does not instruct the broker or other agent how to vote the shares, broker non-votes will result. Broker non-votes will not be counted in determining the number of votes cast with respect to these proposals. Because Proposal 3 is considered "routine," the broker or other agent will have discretion to vote any shares with respect to which a beneficial owner does not provide instructions, and no broker non-votes will occur with respect to this proposal.

              What if I Submit a Proxy But Do Not Specify How I Would Like to Vote?

              If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted as follows:

    •
    FOR the election of each of the two Class III nominees for director,

    •
    FOR the approval of the 2017 compensation of our named executive officers,

    •
    FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2018, and

    •
    FOR the approval of the 2018 Employee Stock Purchase Plan.

              Unsigned proxy cards will not be voted.

              What If Other Matters Not on the Proxy Card Are Brought Before the Annual Meeting for Action by the Shareholders?

              As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

              How Can I Revoke a Proxy Once I Have Voted?

              Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering, including by phone or Internet, a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the Annual Meeting.

              What is the Expected Cost of Soliciting Proxies and Who Will Pay for this Cost?

              We will pay the cost of soliciting proxies. In addition to the use of mail and email, proxies may be solicited in person or by telephone by our employees, with no additional remuneration. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

Principal Executive Offices of Insmed

              The address of our principal executive offices is 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

              Our organizational documents currently provide that our Board will consist of not less than six or more than ten directors. Our Board has adopted resolutions providing for up to nine directors. The directors are divided into three classes—Class I, Class II, and Class III. Each class of directors serves for three years on a staggered term basis and the term of our Class III directors will expire at the Annual Meeting. Accordingly, the Board has nominated David R. Brennan and Melvin Sharoky, M.D. for election as Class III directors. Each of the nominees was recommended for election by the Nominations and Governance Committee, and such recommendation was approved by the Board. If re-elected, the term of office for these nominees will expire at our 2021 Annual Meeting of Shareholders. The information below describes the primary experience, qualifications and skills of Mr. Brennan and Dr. Sharoky.

David R. Brennan, age 64

•

Director since May 2014

•

Member of the Compensation Committee

Career Highlights:

•

Alexion Pharmaceuticals (Nasdaq: ALXN) (2016 - 2017)

o

Interim CEO

•

AstraZeneca PLC (NYSE: AZN) (1999 - 2012)

o

CEO

o

Executive Vice President of North America

o

Senior Vice President of Commercialization and Portfolio Management

o

Director

•

Astra Merck, Inc. (1995 - 1999)

•

Merck & Co., Inc. (1975 - 1994)

Current Public Board Service: • Chairman, Alexion Pharmaceuticals Education: • Gettysburg College - B.A., business administration

Qualifications: Mr. Brennan has nearly 40 years of experience in the pharmaceutical industry. The Board believes that Mr. Brennan's public company and public company board experience at pharmaceutical companies, including roles in executive management, commercialization and product management, makes him a valuable asset to the Board.

Melvin Sharoky, M.D., age 67

•

Director since May 2001

•

Chairman from June 2009 - December 2010

•

Member of Nominations and Governance Committee

•

Member of Compensation Committee

Career Highlights:

•

Par Pharmaceutical Companies, Inc. (2007 - 2012)

o

Director until acquisition by Endo International plc (Nasdaq: ENDP)

•

Somerset Pharmaceuticals, Inc. (1995 - 2001; 2002 - 2007)

o

President

o

CEO

o

Consultant

•

Watson Pharmaceuticals, Inc. (now Actavis plc) (1995 - 1998)

o

President

•

Circa Pharmaceuticals, Inc., a wholly-owned subsidiary of Watson Pharmaceuticals, Inc. (1988 - 1998)

o

President

o

CEO

•

Pharmakinetics Laboratories, Inc. (1986 - 1988)

o

Vice President

o

Chief Medical Officer

Education: • University of Maryland in Baltimore County - B.A., biology • University of Maryland School of Medicine - M.D.

Qualifications: Dr. Sharoky has more than 30 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky's background as an executive of pharmaceutical companies, as well as his public company board service, brings valuable senior management, leadership, financial and strategic planning experience to our Board.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS III DIRECTOR NOMINEES.

Vote Required for Election of Director Nominees

              Our Class III directors will be elected by a plurality of the votes properly cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes will not have any effect on the outcome of this vote.

Our Remaining Board Members

              The information below describes the primary experience, qualifications and skills of each of our Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D., and William H. Lewis, and Class II directors, Donald Hayden, Jr., David W.J. McGirr, and Myrtle Potter. The term of the Class I directors will expire at the 2019 Annual Meeting of Shareholders, and the term of the Class II directors will expire at the 2020 Annual Meeting of Shareholders.

Incumbent Directors Whose Term Expires at the 2019 Annual Meeting of Shareholders (Class I Directors)

Alfred F. Altomari, age 59

•

Director since August 2012

•

Chairman of the Compensation Committee

•

Member of the Audit Committee

Career Highlights:

•

Agile Therapeutics, Inc. (Nasdaq: AGRX) (2004 - present)

o

Chairman of the Board

o

President

o

CEO

o

Director

o

Executive Chairman

o

Consultant

•

Barrier Therapeutics, Inc. (2003 - 2008)

o

Director

o

CEO

o

Chief Operating Officer

o

Chief Commercial Officer

•

Johnson & Johnson (NYSE: JNJ) (1982 - 2003)

o

Numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance

Current Public Board Service:

•

Chairman, Agile Therapeutics, Inc.

•

Director, Recro Pharma, Inc. (Nasdaq: REPH)

Education:

•

Drexel University - B.S., finance

•

Drexel University - B.S., accounting

•

Rider University - M.B.A.

Qualifications: Mr. Altomari is a pharmaceutical industry veteran with more than 30 years of experience. The Board believes that Mr. Altomari's executive experience in pharmaceutical companies with commercialized products, product launches, and more than 20 years of focus on the development and marketing of specialty pharmaceutical products, along with his public company board service, makes him uniquely suited to guide the Board in strategic planning, as well as operational and commercial matters.

Steinar J. Engelsen, M.D., age 67

•

Director since November 1999

•

Director of Insmed Pharmaceuticals Inc. from 1998 - 2000

•

Chairman of the Nominations and Governance Committee

•

Member of the Audit Committee

Career Highlights:

•

Teknoinvest AS (1996 - present)

o

Partner

•

Centaur Pharmaceuticals, Inc. (2000)

o

Acting CEO

•

Hafslund Nycomed AS (1989 - 1996)

o

Senior Vice President, Research and Development among other management positions

Current Private Board Service:

•

Director, Holberg EEG AS

Education and Certifications:

•

University of Oslo - M.S., nuclear chemistry

•

University of Oslo - M.D.

•

Norwegian School of Economics - Certified European Financial Analyst

Qualifications: Dr. Engelsen has more than 25 years of experience in the pharmaceutical industry, including his experience as a financial analyst and as an investor in biopharmaceutical companies. The Board believes that Dr. Engelsen's finance and management experience as well as his public company board experience in biopharmaceutical companies enables him to provide operating insights.

William H. Lewis, age 49

•

Director since September 2012

•

President and CEO since September 2012

•

Consultant to Board from June - September 2012

Career Highlights:

•

Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR) (Aegerion) (2005 - 2011)

o

Co-founder

o

President

o

Chief Financial Officer

•

Wells Fargo & Co. (2002 - 2004)

•

Robertson Stephens Capital (2000 - 2002)

•

JP Morgan Chase & Co. (1995 - 2000)

•

Foreign Service for the U.S. Government (1989 - 1992)

Education: • Oberlin College - B.A. • Case Western Reserve University - M.B.A. • Case Western Reserve University - J.D.

Qualifications: Mr. Lewis has more than 10 years of executive experience in the life sciences industry and a track record of success for over 20 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company's strategy to focus on rare disease indications, enabling Aegerion to conduct a successful initial public offering in 2010. The Board believes that Mr. Lewis brings significant qualifications including his experience as a seasoned entrepreneur and senior executive with a fast-growing biotechnology company. In addition, Mr. Lewis offers the Board significant insights and experience with financing, orphan drug development and commercialization, and international business development.

Incumbent Directors Whose Term Expires at the 2020 Annual Meeting of Shareholders (Class II Directors)

Donald Hayden, Jr., age 62

•

Non-Executive Chairman of Board since December 2010

•

Executive Chairman from May - September 2012 during senior management transition

•

Member of the Nominations and Governance Committee

Career Highlights:

•

Vitae Pharmaceuticals Inc. (Nasdaq: VTAE) (2006 - 2016)

o

Chairman until acquisition by Allergan plc (NYSE: AGN)

•

Dimension Therapeutics, Inc. (2013 - 2015)

o

Director

•

Transave, Inc. (2006 - 2010)

o

Executive Chairman until acquisition by Insmed

•

Bristol-Myers Squibb Company (1981 - 2006)

o

President of Global Pharmaceuticals

o

Executive Vice President and President, Americas

o

Executive Vice President of the Health Care Group

o

President of Oncology and Immunology

o

Senior Vice President of Worldwide Franchise Management and Business Development.

Current Public Board Service:

•

Chairman, REGENXBIO Inc. (Nasdaq: RGNX)

•

Lead Independent Director, Amicus Therapeutics, Inc. (Nasdaq: FOLD)

Current Private Board Service:

•

Director, WindMIL Therapeutics, Inc.

•

Director, Otsuka America Pharmaceutical, Inc.

Education:

•

Harvard University - B.A., general studies

•

Indiana University - M.B.A.

Qualifications: Mr. Hayden has more than 30 years of pharmaceutical industry experience, including roles in executive management, commercialization, business development, and financial and strategic planning. This extensive experience makes him a valuable asset to our Board. The Board believes that Mr. Hayden brings a unique combination of skills to the Board, including public company board experience, and that his leadership abilities make him particularly well qualified to be our Chairman.

David W.J. McGirr, age 63

•

Director since October 2013

•

Chairman of the Audit Committee

Career Highlights:

•

Relypsa, Inc. (2013 - 2016)

o

Director until acquisition by Galencia AG

•

Cubist Pharmaceuticals, Inc. (2002 - 2014), acquired by Merck & Co., Inc. (NYSE: MRK) in 2015

o

Senior Advisor to the CEO

o

Senior Vice President

o

Chief Financial Officer

o

Treasurer

•

hippo inc. (1999 - 2002)

o

Chief Operating Officer

o

President

o

Director

•

GAB Robins North America, Inc. (1996 - 1999)

o

CEO

o

President

o

Private Equity Investor

•

S.G. Warburg Group (1978 - 1995)

o

Chief Financial Officer (U.S.)

o

Chief Administrative Officer

o

Managing Director of S.G. Warburg & Co., Inc.

Current Public Board Service:

•

Director, Rhythm Pharmaceuticals, Inc. (Nasdaq: RYTM)

•

Director, Arsanis, Inc. (Nasdaq: ASNS)

•

Director, Menlo Therapeutics Inc. (Nasdaq: MNLO)

Education:

•

University of Glasgow - B.S., civil engineering

•

University of Pennsylvania - M.B.A.

Qualifications: Mr. McGirr has more than 30 years of experience as a senior financial executive, including 11 years at Cubist, during which the company secured a number of product approvals and launched these products across multiple markets. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company executive and board experience, capital markets insight, operational and corporate development experience, and significant expertise in the healthcare sector, specifically with infectious diseases. Mr. McGirr's background is well-suited to help guide the Company in building a commercial biopharmaceutical company with a franchise of novel therapies at the intersection of orphan, pulmonary, and infectious diseases.

Myrtle Potter, age 59

•

Director since December 2014

•

Member of the Compensation Committee

Career Highlights:

•

Myrtle Potter & Company, LLC (2005 - present)

o

CEO

•

Express Scripts (2012)

o

Director

•

Everyday Health (2010 - 2016)

o

Director until acquisition by Ziff Davis, LLC, a subsidiary of j2 Global, Inc. (Nasdaq: JCOM)

•

Medco Health Solutions (2007 - 2012)

o

Director until acquisition by Express Scripts (Nasdaq: ESRX)

•

Genentech (2000 - 2005)

o

President of Commercial Operations

o

Chief Operating Officer

o

Member of the Executive Committee

•

Bristol-Myers Squibb (1996 - 2000)

o

President of U.S. Cardiovascular and Metabolic business

•

Merck & Co., Inc. (1982 - 1996)

o

Vice President of $800 million U.S. pharmaceutical business unit, among other positions

•

Procter & Gamble Company (1980 - 1982)

Current Public Board Service:

•

Director, Rite Aid (NYSE: RAD)

•

Director, Axsome Therapeutics, Inc. (NYSE: AXSM)

Current Private Board and Other Service:

•

Director, Liberty Mutual Holding Company

•

Director, Proteus Digital Health

•

Trustee, The University of Chicago

Education:

•

University of Chicago - B.A., political science

Qualifications: Ms. Potter has over 35 years of experience in the pharmaceutical industry. The Board believes that Ms. Potter's experience, including extensive commercial and operational experience leading pharmaceutical companies in bringing new therapies to market, makes her well-suited to guide the Board in operational and commercial matters.

Executive Officers

              The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served in Such Position(s)
William H. Lewis	49	President and CEO	September 2012—Present
Paolo Tombesi	54	Chief Financial Officer	June 2017—Present
Roger Adsett	49	Chief Commercial Officer	September 2016—Present
Paul Streck, M.D.	55	Chief Medical Officer	June 2017—Present
Christine Pellizzari	50	Chief Legal Officer	July 2013—Present

              William H. Lewis.    Mr. Lewis's biographical information is summarized above under "Incumbent Directors Whose Term Expires at the 2019 Annual Meeting of Shareholders (Class I Directors)."

              Paolo Tombesi.    Mr. Tombesi joined Insmed as Chief Financial Officer in June 2017. Mr. Tombesi brings over 20 years of experience in the biotechnology and pharmaceutical sector. Prior to joining the Company, Mr. Tombesi was Vice President and Chief Financial and Administrative Officer of Novartis Pharmaceuticals Corporation, a position he held since November 2014. Mr. Tombesi was Managing Director and Chief Financial Officer of Novartis Japan from April 2009 to October 2014 and held various finance roles at Novartis from September 2006 to March 2009. Mr. Tombesi held several finance director positions at Bristol-Myers Squibb from August 1996 to September 2006. From January 1988 to July 1996, Mr. Tombesi held various positions in consumer goods at Unilever NV and Johnson & Johnson. Mr. Tombesi holds a B.Ed. in Business and Managerial Economics from Sapienza Università di Roma and a B.A. in Accounting from Duca degli Abruzzi Roma.

              Roger Adsett.    Mr. Adsett joined Insmed as Chief Commercial Officer in September 2016. Mr. Adsett has over 20 years of experience in the global biotechnology and pharmaceutical industry. From January 2015 to September 2016, Mr. Adsett was Senior Vice President, Head of Gastrointestinal and Internal Medicine Business Unit at Shire Plc (Nasdaq: SHPG) (Shire), a global specialty biopharmaceutical company. From August 2008 to January 2015, Mr. Adsett was Senior Vice President, Gastrointestinal Business Unit Leader at Shire. From October 2005 to August 2008, Mr. Adsett was General Manager, Oral IBD Products of the Gastroenterology Business Unit of Shire. From November 1994 to October 2005, Mr. Adsett held various marketing and commercial roles at AstraZeneca plc (NYSE: AZN), a multinational pharmaceutical and biopharmaceutical company. Mr. Adsett was a senior analyst at Accenture PLC (NYSE: ACN), a global professional services company, from September 1991 to November 1994. Mr. Adsett holds a Masters of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts in English and Economics from Bucknell University.

              Paul Streck.    Dr. Streck joined Insmed as Chief Medical Officer in June 2017. Dr. Streck has over 25 years of clinical development, management and leadership expertise. He most recently served as Vice President, Global Medical Specialty Franchise, Immuno-inflammation at GlaxoSmithKline, a position he held since November 2015, where he was responsible for portfolio strategy, including drug launch, life cycle management, post-registration clinical strategy and health economics. From November 2007 to November 2015, Dr. Streck held various positions at Shire Pharmaceuticals. Dr. Streck served as Group Vice President, Clinical Development/TA Lead (Hematology, Gastrointestinal, Internal Medicine) at Shire Pharmaceuticals from November 2013 to November 2015. Prior to that, Dr. Streck served as Global Head of Medical Affairs, Internal Medicine (November 2012 to December 2013), Product General Manager, Emerging Business Unit (November 2011 to November 2012), and Senior Director, Global Clinical Development (November 2007 to December 2012). From February 2006 to October 2007, Dr. Streck was Director of Marketing at AMGEN USA Inc. Dr. Streck holds a M.B.A. from the Duke University Fuqua School of Business, a M.D. from Jefferson Medical College, a D.M.D. from the Temple University School of Dentistry and a B.A. in chemistry from Rutgers University.

              Christine Pellizzari.    Ms. Pellizzari joined Insmed as General Counsel and Corporate Secretary in July 2013 and was promoted to Chief Legal Officer in January 2018. Ms. Pellizzari has over 20 years of experience in the global biotechnology and pharmaceutical industry, including senior-level leadership roles. From August 2007 to December 2011, Ms. Pellizzari served as Executive Vice President, General Counsel and Secretary for Aegerion and served as a legal consultant for Aegerion from January 2012 to June 2012. From 1998 to 2007, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc., a publicly traded company that provided the global pharmaceutical industry with sales effectiveness, promotional and compliance solutions until it was acquired by Cegedim S.A. (Euronext: CGM) in 2007. Prior to her tenure at Dendrite, Ms. Pellizzari practiced law at the firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. Before joining Wilentz, Ms. Pellizzari served as a law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts degree, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

 CORPORATE GOVERNANCE

Corporate Governance Matters

              Corporate Governance Materials and Practices.    Our written corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominations and Governance Committee Charter, and Director Resignation Policy are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." Our corporate governance practices include the following:

    •
    The Board currently has an independent Chairman, and all of our non-employee directors and board committee members are independent.

    •
    The Board has adopted a director resignation policy in uncontested director elections.

    •
    The Board oversees succession planning for executive officers, including the CEO.

    •
    Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis.

    •
    Directors may retain their own independent advisors, at our expense.

    •
    The Board and each committee thereof conduct self-evaluations at least once per year to assess their performance and ways in which performance could be improved.

    •
    Our Board addresses the importance of incorporating new viewpoints on the Board through the director evaluation and nomination process. Our director composition reflects a mix of tenure on the Board (ranging from three years to 18 years), which we believe provides an effective balance of historical perspective and an understanding of the evolution of the Company with fresh perspectives and insights.

    •
    Share ownership guidelines are in place for our directors and executive officers.

              Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our CEO, chief financial officer, controller and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers, and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters, and federal securities laws. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by making disclosures concerning such matters available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

              Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities and establish a framework for our corporate governance practices. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our shareholders. Our Corporate Governance Guidelines are interpreted in accordance with all applicable laws and regulations, the Nasdaq listing standards, and our Articles of Incorporation and our Bylaws.

              Meetings of the Board.    The Board held eleven meetings during 2017. Each director attended at least 75% of the Board meetings that occurred in 2017. Each director attended at least 75% of the committee meetings that occurred in 2017 during his or her tenure on such committees.

              Director Resignation Policy.    Any nominee for director in an uncontested election who has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election must submit his or her resignation to the Board promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Nominations and Governance Committee will make a recommendation to the Board as to whether to accept or reject the submitted resignation. Within 45 days after receiving this recommendation, the Board must accept or reject the resignation or pursue another action unless doing so would cause us to fail to comply with federal or state law or Nasdaq listing standards. If more than a majority of the members of the Nominations and Governance Committee do not receive a greater number of votes cast "for" their election than votes "withheld," the independent directors whose classes were not nominated for election will appoint a special committee to consider the resignations and make a recommendation to the Board. Any director whose resignation is under consideration will not participate in any deliberation or vote regarding his or her resignation. If the Board accepts a director's resignation pursuant to this policy, the Board may decrease the size of the Board or fill the resulting vacancy in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws.

              Independence of the Directors and Director Nominees.    The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards of the Nasdaq listing standards: Mr. Altomari, Mr. Brennan, Dr. Engelsen, Mr. Hayden, Mr. McGirr, Ms. Potter, and Dr. Sharoky. Mr. Lewis is not considered independent because he is currently employed by the Company. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominations and Governance Committee.

              Board's Role in Strategy.    The Board actively participates in Company strategy decisions and oversight throughout the year. The Board annually reviews the company's strategic plan, including key risks and decisions facing the company.

Director Nominating Process

              Our Nominations and Governance Committee, which is described more fully below under "Corporate Governance—Committees of the Board—Nominations and Governance Committee," serves as an independent and objective party to identify, assess, recruit and recommend to the Board qualified candidates for directorship, consistent with criteria approved by the Board, and establishes and annually reviews such criteria based on factors it considers appropriate. Among the factors that the Board and the Nominations and Governance Committee consider are strength of character, sound business judgment, career specialization, relevant technical skills, diversity, independence, the ability to commit sufficient time to the Board, and the extent to which the candidate would fill a present need of the Board.

              Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates.    The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines and seeks candidates with experience in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience. The Nominations and Governance Committee evaluates a candidate's qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board members, as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate's independence, diversity, skills and experience in the context of the Board's needs.

              Director Candidate Recommendations and Nominations by Shareholders.    The Nominations and Governance Committee's charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under "Corporate Governance—Communications with the Board." In accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting, and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in this Proxy Statement under the heading "Proposals for 2019 Annual Meeting."

Communications with the Board

              The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807. All communications sent to Ms. Pellizzari will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.

Director Attendance at Annual Meeting

              Our policy is that directors are expected to make reasonable efforts to attend the annual meeting of shareholders absent unusual circumstances. All directors attended the 2017 Annual Meeting of Shareholders.

Board Leadership Structure

              The Board believes that it is in the best interests of the Company to maintain the flexibility to make determinations about the separation of the positions of Board Chair and CEO. The Board believes that its current leadership structure, with Mr. Lewis serving as CEO and Mr. Hayden serving as our independent non-executive Chairman, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Hayden are actively engaged on significant matters affecting us, such as long-term strategy. The CEO has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our independent non-executive Chairman, Mr. Hayden calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, oversees the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and management and has the right to and often does attend Board committee meetings.

Committees of the Board

              Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee.

    Audit Committee

              Composition and Attendance.    Our Audit Committee consists of Mr. McGirr (Chairman), Dr. Engelsen, and Mr. Altomari, each of whom is an independent Board member. During 2017, the Audit Committee held six meetings. Each of Mr. McGirr, Dr. Engelsen and Mr. Altomari attended all meetings of the Audit Committee held in 2017.

              Responsibilities and Duties.    The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and seeking to ensure our compliance with applicable legal and regulatory requirements. The Committee reviews and oversees:

    •
    the financial statements, financial reports and other financial information that we provide to governmental bodies, our shareholders and others;

    •
    our systems of internal controls regarding finance and accounting;

    •
    our auditing, accounting, and financial reporting processes;

    •
    the qualifications and independence of our independent registered public accounting firm; and

    •
    the engagement and compensation of our independent registered public accounting firm to perform audit services and any permissible non-audit services.

              The Audit Committee reviews and reassesses the adequacy of its charter at least annually.

              Committee Independence.    Our Board has determined that all three of the current Audit Committee members, Mr. McGirr, Dr. Engelsen, and Mr. Altomari, satisfy the heightened independence requirements of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

              Financial Literacy and Expertise.    Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, statement of comprehensive income/loss, statement of cash flows, and statement of shareholders' equity. Our Board also has determined that Mr. McGirr is an "audit committee financial expert," as that term is defined in the rules promulgated by the SEC and has accounting or related financial management expertise as required under the Nasdaq listing standards.

    Compensation Committee

              Composition and Attendance.    Our Compensation Committee consists of Mr. Altomari (Chairman), Mr. Brennan, Ms. Potter, and Dr. Sharoky, each of whom is an independent Board member. During 2017, the Compensation Committee held seven meetings. Each of Mr. Altomari, Mr. Brennan, and Dr. Sharoky attended all Compensation Committee meetings held in 2017 and Ms. Potter attended six of the Compensation Committee meetings held in 2017.

              Responsibilities and Duties.    The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Committee's primary objectives are to develop and maintain an executive compensation program that:

    •
    creates a direct relationship between pay levels and corporate performance and returns to shareholders;

    •
    provides overall competitive pay levels to effectively attract and retain executive talent;

    •
    creates proper incentives to enhance shareholder value; and

    •
    rewards performance.

              The Compensation Committee reviews and reassesses the adequacy of its charter at least annually.

              Committee Independence and Related Requirements.    Our Board has determined that all four of the current Compensation Committee members, Mr. Altomari, Mr. Brennan, Ms. Potter and Dr. Sharoky, satisfy the heightened independence requirements of the Nasdaq listing standards. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules under Section 16 of the Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code and Section 162(m)).

    Nominations and Governance Committee

              Composition and Attendance.    Our Nominations and Governance Committee consists of Dr. Engelsen (Chairman), Mr. Hayden, and Dr. Sharoky, each of whom is an independent Board member. During 2017, the Nominations and Governance Committee held six meetings. Each of Dr. Engelsen, Mr. Hayden, and Dr. Sharoky attended all meetings of the Nominations and Governance Committee held in 2017 during their tenure on the Nominations and Governance Committee.

              Responsibilities and Duties.    The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:

    •
    assists the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at shareholder meetings and to fill vacancies on the Board;

    •
    makes recommendations to the Board regarding Board and committee organization, structure and composition;

    •
    evaluates the overall effectiveness of the Board and its committees; and

    •
    develops, implements and assesses the Company's corporate governance policies and practices, including risks related to such policies and practices.

              The Nominations and Governance Committee reviews and reassesses the adequacy of its charter at least annually.

The Role of the Board in Risk Oversight

              The Board has primary responsibility for overseeing the Company's risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chairman reports to the Board regarding the committee's considerations of management's processes for identifying, evaluating, and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our research and development activities, our manufacturing and supply chain, and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees have full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development.

              The Audit Committee periodically discusses with management and the independent auditor our policies and guidelines regarding risk assessment and risk management as well as our major financial and operational risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Vice President of Quality Assurance, the Vice President, Corporate Controller, external audit personnel, and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.

              The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Compensation Committee engages an independent consultant to advise it on topics related to Board and executive compensation. During the last year, the Compensation Committee, with the assistance of Frederic W. Cook & Co., Inc. (FW Cook), its independent compensation consultant, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation, do not encourage management to assume excessive or inappropriate risks.

              The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board's performance, oversees the self-evaluation of each of the Board's committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board.

AUDIT COMMITTEE REPORT* AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

              The Audit Committee approves the selection of the Company's independent registered public accounting firm and regularly meets with and holds discussions with management and the Company's independent registered public accounting firm.

              The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the Annual Report) with management, including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

              The Audit Committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (PCAOB) standards.

              In addition, the Audit Committee has discussed with Ernst & Young its independence from management and the Company, including the matters described in the written disclosures and letter required by PCAOB standards from Ernst & Young to the Audit Committee regarding the independent accountant's communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

David W.J. McGirr, Chairman
Alfred F. Altomari
Steinar J. Engelsen, M.D., C.E.F.A.

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate the text of such report by reference into a document filed with the SEC.

Audit Committee Pre-Approval Policy

              The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to determine that the provision of any audit-related services or non-audit services would not impair the independence of our independent registered public accounting firm. The policy also prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee's members, but any pre-approval decision must be reported to the Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young in the year ended December 31, 2017 were pre-approved in accordance with the applicable pre-approval policy.

Independent Registered Public Accounting Firm Fee Disclosure

              The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the years ended December 31, 2017 and 2016, which were as follows:

	2017	2016
Audit Fees	$782,550	$652,017
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,995	1,995

Total Fees	$784,545	$654,012

              Audit fees in 2017 and 2016 include fees for services performed to comply with generally accepted auditing standards. These services include the quarterly reviews, the integrated year-end audit of our consolidated financial statements, attestation services with respect to our internal control over financial reporting, review of documents filed with the SEC, accounting consultations on matters addressed during the audit or quarterly reviews, and, with respect to 2017, $100,000 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

              Pursuant to our written related party policy, our Audit Committee must review and consider whether to approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, the purpose and potential benefits to us of the transaction, the related party's interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and whether, under all the circumstances, the transaction is not inconsistent with our best interests. Any transaction which is deemed to be a related party transaction requires the approval of a majority of the disinterested Audit Committee members.

Related Party Transactions

              Since January 1, 2017, there were no transactions, nor are there currently any proposed transactions, which in accordance with SEC rules, would require disclosure in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely upon a review of the reports filed pursuant to Section 16(a) of the Exchange Act, we believe that during the year ended December 31, 2017, our executive officers, directors and beneficial owners of more than 10% of our Common Stock complied with applicable Section 16(a) requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

              The following tables set forth information about the beneficial ownership of our Common Stock as of the Record Date (except as otherwise noted), by:

    •
    each person, or group of persons, who beneficially owns more than five percent (5%) of our Common Stock, based on reports filed with the SEC;

    •
    each of our directors and director nominees;

    •
    each of our named executive officers; and

    •
    all directors and executive officers as a group.

              Beneficial ownership and percentage ownership are determined in accordance with Section 13 of the Exchange Act and related rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date and restricted stock units that may vest within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following tables or pursuant to applicable community property laws, to our knowledge each shareholder named in the tables has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. As of the Record Date, there were 76,623,136 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)
Name and Address	Number	Percentage
Greater Than Five Percent (5%) Shareholders
T. Rowe Price Associates, Inc.(2)	13,028,622	17.00%
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC(3)	11,488,651	14.99%
245 Summer Street
Boston, Massachusetts 02210
BlackRock, Inc.(4)	7,830,604	10.22%
40 East 52nd Street
New York, NY 10022
Palo Alto Investors, LLC(5)	6,718,495	8.77%
470 University Avenue
Palo Alto, CA 94301
The Vanguard Group(6)	6,305,495	8.23%
100 Vanguard Blvd.
Malvern, PA 19355
Janus Henderson Group plc(7)	5,963,206	7.78%
201 Bishopsgate EC2M 3AE
United Kingdom

(1)
All information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified this information.

(2)
As of December 31, 2017, T. Rowe Price Associates, Inc. (Price Associates) reported an aggregate beneficial ownership of 13,028,622 shares of our Common Stock, with sole voting power over 1,890,016 shares and sole dispositive power over 13,028,622 shares. These securities are owned by various individual and institutional investors including T. Rowe Price Health Sciences Fund, Inc., which jointly filed the Schedule 13G with Price Associates and reported sole voting power over 3,967,278 of the shares. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(3)
As of December 31, 2017, FMR LLC (FMR) reported an aggregate beneficial ownership of 11,488,651 shares of our Common Stock, with sole voting power over 383,039 shares and sole dispositive power over 11,488,651 shares.

Members of the family of Abigail P. Johnson, Director, Vice Chairman, CEO and President of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (the Investment Company Act), to form a controlling group with respect to FMR.

Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(4)
As of December 31, 2017, BlackRock, Inc. reported an aggregate beneficial ownership of 7,830,604 shares of our Common Stock with sole dispositive power over 7,830,604 shares and sole voting power and investment power over 7,668,742 shares, including shares held by a number of its subsidiaries.

(5)
As of December 31, 2017, Palo Alto Investors, LLC (Palo Alto) reported an aggregate beneficial ownership of 6,718,495 shares of our Common Stock with shared dispositive power over 6,718,495 shares and shared voting power over 6,718,495 shares.

Palo Alto is the general partner and investment adviser of Palo Alto Healthcare Master Fund II, L.P. (Healthcare Master II). Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage Palo Alto. Palo Alto, Healthcare Master II, and Drs. Lee and Yun filed the Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each filer disclaims beneficial ownership of our Common Stock except to the extent of that filer's pecuniary interest therein. Each of Palo Alto, Healthcare Master II, and Drs. Lee and Yun disclaims that it or he is a beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of any of our Common Stock.

(6)
As of December 31, 2017, The Vanguard Group and its affiliates named in the Schedule 13G/A reported aggregate beneficial ownership of 6,305,495 shares of our Common Stock, with sole voting power over 138,182 shares, shared voting power over 8,897 shares, sole dispositive power over 6,163,619 shares and shared dispositive power over 141,876 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 132,979 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 14,100 shares as a result of its serving as investment manager of Australian investment offerings.

(7)
As of December 31, 2017, Janus Henderson Group plc (Janus Henderson) reported an aggregate beneficial ownership of 5,963,206 shares of our Common Stock, with shared voting and dispositive power over 5,963,206 shares. Janus Henderson has an indirect 97.11% ownership stake in Intech Investment Management LLC and a 100% ownership stake in Janus Capital Management LLC (Janus Capital), Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited and Henderson Global Investors North America Inc (each an Asset Manager and collectively the Asset Managers). Due to the above ownership structure, holdings for the Asset Managers are aggregated for purposes of this disclosure. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to as Managed Portfolios).

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 5,963,206 shares or 7.78% of the shares outstanding of our Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

	Shares Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers
Donald Hayden, Jr.(1)	81,131	*
Alfred F. Altomari(2)	41,876	*
David R. Brennan(2)	42,256	*
Steinar J. Engelsen, M.D.(2)	259,152	*
David W.J. McGirr(2)	29,296	*
Myrtle Potter(2)	19,444	*
Melvin Sharoky, M.D.(2)	225,728	*
William H. Lewis(3)	1,898,251	2.42%
Paolo Tombesi	—	*
Roger Adsett(4)	72,742	*
Christine Pellizzari(5)	375,475	*
Paul Streck, M.D.	—	*
Andrew T. Drechsler(6)	20,000	*
All directors and executive officers as a group (13 persons)(7)	3,065,351	3.88%

*
Denotes ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Includes 6,702 restricted stock units (RSUs) that will vest within 60 days of the Record Date and 25,000 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(2)
Includes 6,702 RSUs that will vest within 60 days of the Record Date.

(3)
Includes 1,801,279 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(4)
Consists of 72,742 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(5)
Includes 345,475 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(6)
Mr. Drechsler resigned as our chief financial officer in November 2016, and his employment with the Company ended on March 31, 2017.

(7)
Includes 46,914 RSUs that will vest within 60 days of the Record Date and 2,244,496 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

PROPOSAL NO. 2

ADVISORY VOTE ON THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Information Regarding the Advisory Vote on the 2017 Compensation of our Named Executive Officers

              As required pursuant to Section 14A of the Exchange Act, we are holding a shareholder advisory vote on the compensation of our named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. At the 2017 Annual Meeting, shareholders voted to hold advisory votes on an annual basis, and the Board subsequently adopted a resolution providing for such an annual vote. At the Annual Meeting, shareholders will be asked to approve the following resolution:

              RESOLVED, that the shareholders of Insmed Incorporated approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company's Proxy Statement.

              The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

    •
    align management interests with the interests of our shareholders;

    •
    emphasize use of "at-risk" and performance-based compensation to motivate executives to advance our interests; and

    •
    provide executive compensation packages that are competitive in order to attract and retain executives whose skills are critical to the current and long-term success of the Company.

              Please read the "Compensation Discussion and Analysis" section starting on page 27 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the 2017 compensation of our named executive officers.

Vote Required for Approval of this Proposal

              The advisory vote on the compensation of our named executive officers will be approved by the affirmative vote of the majority of votes properly cast, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes will not have an effect on the outcome of this proposal.

              While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and our Board. Both our Compensation Committee and our Board value the opinions of our shareholders and, to the extent there is any meaningful vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.

Recommendation

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

              This Compensation Discussion and Analysis (the CD&A) explains our compensation philosophy, policies and decisions for 2017 for the following executives, whom we refer to in this CD&A and in the following tables as our named executive officers:

  1.
  William H. Lewis, President and CEO, responsible for developing, in connection with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives.

  2.
  Paolo Tombesi, Chief Financial Officer, responsible for managing all financial and technical operations activities, including internal and external reporting, treasury, accounting, tax, investor relations, manufacturing and supply chain.

  3.
  Roger Adsett, Chief Commercial Officer, responsible for managing all global marketing, sales and commercial activities.

  4.
  Paul Streck, M.D., Chief Medical Officer, responsible for leading global research, clinical development, clinical operations, regulatory affairs, drug safety and pharmacovigilance, and medical affairs.

  5.
  Christine Pellizzari, Chief Legal Officer, responsible for oversight of all corporate and litigation-related legal matters, global compliance and providing ongoing legal support for development, financing opportunities, business development initiatives, and intellectual property matters.

  6.
  Andrew T. Drechsler, former Chief Financial Officer. Mr. Drechsler announced his resignation in November 2016 and left the Company in March 2017.

Executive Summary of Our 2017 Business and Strategic Achievements

              We are a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. Our lead product candidate is amikacin liposome inhalation suspension (ALIS) (formerly known as liposomal amikacin for inhalation), which is in late-stage development for adult patients with treatment refractory nontuberculous mycobacteria (NTM) lung disease caused by Mycobacterium avium complex (MAC), a rare and often chronic infection that can cause irreversible lung damage and can be fatal. Our earlier clinical-stage pipeline includes INS1007 and INS1009. INS1007 is a novel oral, reversible inhibitor of dipeptidyl peptidase 1 (DPP1), an enzyme responsible for activating neutrophil serine proteases, which are implicated in the pathology of chronic inflammatory lung diseases, such as non-cystic fibrosis (non-CF) bronchiectasis. INS1009 is an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension (PAH). Our earlier-stage pipeline includes preclinical compounds that we are evaluating in multiple rare diseases of unmet medical need, including methicillin-resistant staph aureus and NTM. To complement our internal research and development, we actively evaluate in-licensing and acquisition opportunities for a broad range of rare diseases.

              In 2017, our named executive officers played critical roles in achieving several key strategic steps toward our goal of building a commercial biopharmaceutical company. We announced positive top-line results from the phase 3 CONVERT study of ALIS in patients with NTM lung disease, advanced the WILLOW study of INS1007 in patients with non-CF bronchiectasis, and expanded our leadership team with talented executives in key finance, medical, commercial, sales, clinical and investor relations roles. When determining payouts for the annual cash incentives, the Board, with respect to our President and CEO, and the Compensation Committee, with respect to the other named executive officers, took into account these and other achievements in the evaluation of our performance against our annual corporate objectives.

Compensation Philosophy and Principles

              We operate in a competitive, rapidly changing and heavily-regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative. As we transition from a development stage company to a commercial biopharmaceutical company, the skills, talent, and dedication of our executive officers are critical components to the success of this transition and the future growth of the company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, and incentivize the best possible talent. The Company's compensation program for named executive officers is structured to implement the following guiding principles:

              Alignment with Shareholder Interests.    The compensation program is designed to align the compensation realized by our named executive officers with the value realized by our shareholders. For instance, a significant portion of our named executive officers' compensation is based on stock options based on our belief that stock options align management's interests with the creation of future shareholder value.

              Use of "At-Risk" Compensation to Incentivize Executives.    As shown in the charts below, the compensation program is designed such that a substantial portion of our named executive officers' compensation is based on "at risk," or variable, compensation, such as annual cash incentives and stock options. We believe this mix of compensation best aligns the interests of our named executive officers with those of our shareholders over time and contributes to the achievement of short-term goals and the advancement of our long-term strategy through long-term goals. Accordingly, in 2017, 87% of our CEO's compensation was "at risk," and 81% of our other named executive officers' (excluding Mr. Drechsler) compensation was "at risk":

2017 CEO Compensation	Variable Performance-Based vs. Guaranteed CEO Compensation for 2017

2017 Other Named Executive Officer Compensation(1)	Variable Performance-Based vs. Guaranteed Other Named Executive Officer Compensation for 2017(1)

              (1) Mr. Dreschler's 2017 compensation is not included in these charts.

              Pay for Performance.    The compensation program is designed to reward the named executive officers for attaining established business and individual goals. The attainment of these goals requires the named executive officer to dedicate his or her time, effort, skills and business experience to the success of the Company and the maximization of shareholder value. A significant portion of the named executive officers' compensation is based on Company and individual performance, and the compensation program is designed to reward both short-term and long-term performance. Short-term performance of our named executive officers is principally rewarded through annual cash incentives that reflect the achievement of corporate and individual goals. Long-term performance of our named executive officers is largely rewarded through option awards that are eligible to vest based on continued service and have a value tied to our share price appreciation.

              Pay competitively to attract and retain skilled executive officers.    The compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because the implementation of our strategic goals requires long-term commitments by our named executive officers, and because competition for top talent is intense in our industry, retention is a key objective of the compensation program. The compensation program is designed to appropriately compensate our executive officers for the success of the Company from a competitive standpoint, so that they remain with the Company and continue to contribute to the Company's long-term success.

              At our 2017 Annual Meeting of Shareholders, we held an advisory vote on the compensation of our named executive officers. Over 99% of the shares voted were voted in favor of our say-on-pay proposal. The Compensation Committee considered these voting results and believes they affirm the Company's compensation philosophy and the principles discussed above.

Corporate Governance Perspectives on our Executive Compensation Program

              We believe that our executive compensation program reflects our commitment to strong corporate governance practices as evidenced by the following aspects of our executive compensation program:

    •
    Our Compensation Committee has governance responsibility over executive pay and incentives while our independent Board members ratify recommendations made by our Compensation Committee on our President and CEO's goals and compensation;

    •
    Performance metrics that govern incentive compensation are defined by our Compensation Committee at the start of each fiscal year and are reviewed by our Compensation Committee at the end of the year;

    •
    The executive compensation program, in the aggregate, rewards performance in a variety of ways, aimed at a balanced assessment based on the Company's strategic objectives;

    •
    Individual and corporate multiplier ranges under our incentive compensation program are developed and implemented such that payouts are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;

    •
    Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;

    •
    We have share ownership guidelines in place for our President and CEO, pursuant to which he must hold shares of Common Stock equal to at least three times his base salary as in effect from time to time within 5 years of the adoption of the guidelines or date of hire, whichever is later. As of the Record Date, Mr. Lewis satisfied these guidelines;

    •
    We also have share ownership guidelines in place for certain of our senior executives (other than our President and CEO), including each of our current named executive officers other than our President and CEO, pursuant to which each of them must hold shares of Common Stock equal to his or her base salary as in effect from time to time within 5 years of the adoption of the guidelines or date of hire, whichever is later. As of the Record Date, Mr. Adsett and Ms. Pellizari satisfied these guidelines, and Mr. Tombesi and Dr. Streck, who joined the company during 2017, are making progress towards satisfying these guidelines;

    •
    Our independent executive compensation consultant reports directly to the Compensation Committee;

    •
    The employment agreements for our Named Executive Officers do not provide for tax "gross-ups";

    •
    Our executive compensation program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards and balances fixed compensation (base salary) with variable compensation (annual cash incentives and equity awards); and

    •
    Our insider trading policy prohibits our officers and directors from engaging in hedging transactions involving the Company's securities and prohibits insiders from pledging the Company's securities as collateral for loans of any type without the prior approval of the Compensation Committee. No such pledges were approved during 2017.

              In addition, the Compensation Committee conducts a compensation risk assessment annually. Due to adherence to our compensation philosophy and principles and the governance principles described above, the Compensation Committee does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company.

Executive Compensation Determination Process

              Role of the Compensation Committee and the Board in Making Compensation Decisions.    Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our President and CEO. Our Compensation Committee recommends to our independent Board members the goals and individual elements of total compensation for Mr. Lewis for final approval. The independent Board members review this recommendation and determine the compensation for Mr. Lewis. As discussed in further detail below, in assessing executive compensation, our Compensation Committee engages an outside independent executive compensation consultant to assess the competitiveness of our programs and periodically conducts a peer group review.

              Role of Management.    The Compensation Committee, in making executive compensation decisions, may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations with respect to the compensation and performance of our named executive officers from the CEO (aside from his own compensation and performance) and Company performance. The Compensation Committee considered management's assessment along with the input of its independent executive compensation consultant when making 2017 compensation decisions.

              Role of the Compensation Consultant.    The Compensation Committee is authorized to select and retain its own independent compensation consultant and has routinely sought the advice of an independent compensation consultant regarding our executive compensation practices. The Compensation Committee evaluates the independence of its compensation consultant on an annual basis and concluded during its 2017 evaluation that FW Cook was independent. During 2017, FW Cook advised the Compensation Committee on evolving best pay practices, provided benchmarking data and recommendations on executive officer compensation and provided recommendations about certain changes to our 2017 peer group.

              Compensation Evaluation Processes and Criteria.    Given the high demand for experienced and well-qualified executives of the type we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee also draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.

              In determining the amount and composition of compensation elements (cash and non-cash elements and short- and long-term elements) for our non-CEO named executive officers, our Compensation Committee relies upon its judgment about the performance of each individual executive officer and not on rigid formulas or short-term changes in business performance. In setting compensation levels for our executive officers for 2017, our Compensation Committee considered many factors, including, but not limited to, the following factors:

    •
    our achievement of certain product development, corporate partnering, financial, strategic planning and other goals;

    •
    each officer's individual performance against certain pre-established goals, as discussed in more detail below;

    •
    the scope and strategic impact of each executive officer's responsibilities;

    •
    our past business performance and future expectations;

    •
    our long-term goals and strategies;

    •
    the experience of each individual;

    •
    past compensation levels of each individual and of the executives as a group;

    •
    relative levels of pay among officers;

    •
    the amount of each element of compensation in the context of the executive officer's total compensation and other benefits;

    •
    for each executive officer, other than the President and CEO, the evaluations and recommendations of our President and CEO; and

    •
    the competitiveness of our compensation relative to the selected peer group companies and other survey data, which are described in detail below.

              Consideration of these factors is subjective; no relative weights or rankings are assigned to them (except as otherwise discussed in this CD&A).

              For the President and CEO's compensation, the Compensation Committee reviews and evaluates the performance of the President and CEO and recommends to the Board the individual elements of his total compensation, considering, among other things, individual performance, experience, prior compensation levels, and our general performance objectives, as well as the compensation practices of peer companies and the markets where we compete for executive talent. The Board then must approve the President and CEO's compensation; the President and CEO may not be present during voting or deliberations on his compensation.

    Selection of Peer Companies/Benchmarking

              In August 2016, the Compensation Committee, upon advice received from FW Cook, selected the companies that comprised our 2017 peer group through a screening process that considered publicly traded biopharmaceutical companies similar to us in number of employees, market capitalization and stage of product development. This review resulted in modifications from our 2016 peer group as described below.

              The number of employees at the companies in our 2017 peer group ranged from 28 to 465, with a median of 184 employees, and these companies had average market capitalizations that ranged from approximately $450 million to $2.12 billion, with a median of $953 million. We had 125 employees and an average market capitalization of approximately $866 million. Employee numbers were as of the most recently reported fiscal year-end prior to August 2016 and market capitalizations were the average of the market capitalizations as of December 31, 2015 and June 30, 2016. At those respective times, our percentile rank among our peers for number of employees and average market capitalization were 35% and 32%, respectively. The table below depicts our 2017 peer group:

Achillion Pharmaceuticals, Inc.	Dynavax Technologies Corp.	Sage Therapeutics
Amicus Therapeutics, Inc.	Halozyme Therapeutics, Inc.	Sangamo BioSciences, Inc.
Celldex Therapeutics, Inc.	Keryx Biopharmaceuticals, Inc.	ZIOPHARM Oncology, Inc.
Cempra, Inc.	Novavax, Inc.
Clovis Oncology, Inc.	Raptor Pharmaceutical Corp.

              The 2017 peer group reflects the following changes from our 2016 peer group: (i) the removal of Anacor Pharmaceuticals, Inc., Dyax Corp., Ligand Pharameucitcal Incorporated, Nektar Therapeutics, and PTC Therapeutics, Inc., and (ii) the addition of Achillion Pharmaceuticals, Inc., Dynavax Technologies Corp. and ZIOPHARM Oncology, Inc. The Compensation Committee concluded that these adjustments to the peer group were appropriate given changes in the number of employees, market capitalization, stage of development and merger-and-acquisition activity of the Company and historical and potential peer companies.

              Using compensation data from these peer companies, the Compensation Committee establishes benchmarks for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term equity incentives for each of our named executive officers.

Components of Compensation

              In summary, the compensation paid to our executive officers includes the following components:

Component	Purpose of Component
Base Salary	Provide our executive officers with a level of stability and certainty each year.

Sign-On Bonus	Motivate top executive candidates to join the Company.

Annual Cash Incentives	Motivate and reward executive officers for short-term individual and corporate performance.

Long-term Equity Incentives (Stock Options)	Motivate and reward executive officers for long-term corporate performance.
Align the interests of management and shareholders, thereby enhancing shareholder value.
Equity-based incentive to help attract, motivate, and retain talented employees.

Health, Welfare and Retirement Programs	Provide market competitive benefits to protect employees' and their covered dependents' health and welfare. Provide a program to foster retirement savings.

Severance and Change in Control Benefits	Discourage turnover and permit executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

              The components of our compensation program and compensation decisions for 2017 for each named executive officer are described in more detail below:

    Base Salary

              The Compensation Committee reviews and sets base salaries for executives, other than the President and CEO, on an annual basis during the first quarter of each year. The Board annually determines the base salary for our President and CEO based on the recommendation of our Compensation Committee.

              Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executive officers in our peer group. Our Compensation Committee reviews variances between the salary levels for each of our executive officers and those of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our executive officers other than our President and CEO, the Compensation Committee also considers the recommendations of our President and CEO.

              The base salaries for our named executive officers were adjusted as follows in 2017:

	Base Salaries
Name	Annual Rate Approved in 2016	Annual Rate Approved in 2017	% Increase
William H. Lewis	$550,000	$566,500	3%
Paolo Tombesi	N/A	$435,000	N/A
Roger Adsett	$430,000	$436,450	1.5%
Christine Pellizzari	$394,613	$415,340	5.25%
Paul Streck	N/A	$425,000	N/A
Andrew T. Drechsler	$379,106	$390,480	3%

              Mr. Lewis, Mr. Adsett, Ms. Pellizzari, and Mr. Drechsler were given merit increases based on their performance in 2016. Mr. Adsett's merit increase has been prorated for six months, given that he joined the Company during the second half of 2016.

    Sign-On Bonuses

              Mr. Tombesi received a $40,000 sign-on bonus in 2017 to incent him to join the Company and serve as its Chief Financial Officer. Dr. Streck received a $40,000 sign-on bonus in 2017 to incent him to join the Company and serve as its Chief Medical Officer.

    Annual Cash Incentives

              We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards for our executive officers, the Compensation Committee (and the Board in the case of our President and CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.

              For 2017, target cash incentive award percentages were set at 60% of our President and CEO's base salary and 40% of base salary for each of Mr. Tombesi, Mr. Adsett, Ms. Pellizzari, and Dr. Streck. The target percentages set for 2017 are the same as the percentages set for the prior year for Mr. Lewis, Mr. Adsett, and Ms. Pellizzari, as reflected in the table below. The 2017 target percentages for Mr. Tombesi and Dr. Streck were set in accordance with their respective employment agreements. Mr. Drechsler left the Company in March 2017 and was not eligible for an annual cash incentive in 2017.

	Target Cash Incentive Award Opportunity as a Percentage of Base Salary
Name	2016	2017
William H. Lewis	60%	60%
Paolo Tombesi	—	40%
Roger Adsett	40%	40%
Christine Pellizzari	40%	40%
Paul Streck	—	40%

              For 2017, the Compensation Committee determined that the cash incentive award for our named executive officers other than Mr. Lewis would be determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. The Compensation Committee believes that including the achievement of individual goals as a component of our 2017 cash incentive award payouts is important to incent our non CEO named executive officers as we continue to transform the Company from a development stage company into a commercial biopharmaceutical company. Given Mr. Lewis's substantial influence on the overall performance of the Company, the Compensation Committee believes it is appropriate and in the best interests of our shareholders to continue to have Mr. Lewis's cash incentive award be based solely upon the achievement of corporate objectives, and the Board has concurred in this view.

              Payouts for corporate goals were based upon the product of each named executive officer's respective target award times an overall corporate multiplier (ranging between 0% and 200%), which was determined based on Company performance during 2017. For our non-CEO named executive officers, payouts for individual objectives were based upon the product of each named executive officer's respective target award times an individual multiplier (ranging between 25% and 150%), which was determined based on achievement of individual goals for 2017.

    Corporate Goals

              At the beginning of each year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.

              The Compensation Committee (and the Board, with respect to our President and CEO) approved the following corporate objectives and weightings for 2017:

Corporate Objectives	Weighting (% of Corporate Objectives)
Advance ALIS for NTM for commercial sale	70%
Ensure resourcing of human and financial capital	20%
Advance successor product candidates	10%

Total	100%

              At that time, the Compensation Committee believed that these corporate objectives were challenging but attainable, and attainment was uncertain.

    Individual Goals

              In consultation with our named executive officers, Mr. Lewis established individual goals for each of our named executive officers at the beginning of 2017 that (i) were specific to each named executive officer's area of responsibility and (ii) supported our corporate objectives for 2017. These individual goals were then recommended to and approved by our Compensation Committee. At the time these goals were established, the Compensation Committee believed they were challenging but attainable, and attainment was uncertain. Specifically, the individual goals for each named executive officer, other than Mr. Lewis, for 2017 were as follows:

Paolo Tombesi	Roger Adsett	Christine Pellizzari	Paul Streck

•

Leading the finance organization's evolution from an accounting function into a broad based finance function;

•

Maintaining a financial forecast for corporate defense and planning purposes;

•

Working effectively with the Audit Committee; and

•

Working on a growth plan in advance of commercial launch.

• Laying the groundwork for international launch of ALIS; • Creating a comprehensive launch plan; and • Ensuring the effective growth of the commercial organization with a particular focus on culture.

•

Managing all Board interactions as corporate secretary and being responsive to Board needs;

•

Ensuring timely filing of all SEC required disclosures;

•

Managing compliance to integrate effectively with the commercial team and the board;

•

Working effectively with our corporate development team;

•

Preparing materials for corporate defense and strategies for proactive growth post-data release; and

•

Effectively managing outstanding litigation towards a timely resolution.

•

Advancing the 212 study and 312 study through completion of the 212 study top-line results;

•

Advancing INS1007 into phase 2 clinical trials;

•

Coordinating database preparation, release and integration into filings for the United States, Japan and Europe; and

•

Leading and directing the Medical Affairs function to ensure compliant outreach to and learning by the physician community.

              With input from Mr. Lewis, the Compensation Committee made a qualitative determination following the end of the year as to the level of achievement by each of our named executive officers other than our President and CEO with regard to his or her respective individual performance objectives.

    Determining Payouts of Annual Cash Incentives

              The Compensation Committee received benchmarking data and recommendations from FW Cook in evaluating the 2017 cash incentive awards for our named executive officers. When determining payouts for the annual cash incentives, the Board, with respect to our President and CEO, and the Compensation Committee, with respect to the other named executive officers, took into account our performance against our annual corporate objectives. Specifically, we had the following achievements in 2017 relative to our corporate objectives:

Advance ALIS for NTM for commercial sale	Ensure resourcing of human and financial capital	Advance successor product candidates

•

Released positive top-line results from the phase 3 CONVERT study of ALIS in patients with treatment-refractory NTM lung disease in a timely manner.

•

Timely advanced the new drug application (NDA) for accelerated approval of ALIS with the U.S. Food and Drug Administration (FDA).

•

Accelerated progress towards commercial readiness via our go-to-market strategy, including efforts to ensure that our product supply chain is sufficient to satisfy current clinical demand and to meet projected commercial need post-launch.

•

Completed an underwritten offering in September 2017 of 14.1 million shares of our common stock for net proceeds of $377.7 million, net of fees and expenses related to the offering.

•

Made the following additions to our sales team in preparation of commercial launch: Jason Hoitt, Vice President, Head of U.S. Sales, two area directors, ten regional sales directors and four key account directors.

•

Made the following appointments to our leadership team: Paolo Tombesi, Chief Financial Officer; Paul Streck, M.D., Chief Medical Officer; Blaine Davis, Vice President, Head of Investor Relations; Patrick Coyle, Vice President, Financial Planning & Analysis; Peter Sallstig, Vice President, Clinicial Development – Pipeline Programs; and Andy Stautberg, General Manager, Pipeline Programs.

•

Advanced our phase 2 WILLOW study of INS1007 in non-CF bronchiectasis and commenced enrollment in December 2017.

•

Evaluated options to advance INS1009 development including exploring its use as an inhaled dry powder formulation.

              For bonuses related to our 2017 performance, the Compensation Committee determined that we achieved a cash bonus payout percentage of 170% on our overall performance against our corporate objectives. The following table provides a breakdown of how the Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, determined that we performed against each of these corporate objectives during 2017:

Corporate Objectives	Weighting (% of Corporate Objectives)	Actual Performance	Actual % of Corporate Objectives Earned
Advance ALIS for NTM for commercial sale	70%	Exceeded	122.5%
Ensure resourcing of human and financial capital	20%	Exceeded	37.5%
Advance successor product candidates	10%	Achieved	10%

Total	100%		170%

              Based upon our performance in 2017, including our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our named executive officers earned the following cash incentive awards for 2017:

			Allocation of Bonus		Actual Bonus Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2017 Cash Bonus
William H. Lewis	$566,500	60%	100%	N/A	170%	N/A	$577,830
Paolo Tombesi	$435,000	40%	75%	25%	170%	127.5%	$277,400
Roger Adsett	$436,450	40%	75%	25%	170%	135%	$281,600
Christine Pellizzari	$415,340	40%	75%	25%	170%	140%	$270,000
Paul Streck	$425,000	40%	75%	25%	170%	145%	$208,800

              Dr. Streck's 2017 cash bonus reflects a prorated amount for nine months in accordance with his employment agreement.

    Long-term Equity Incentives

              One of the guiding principles of our compensation program is pay for performance, and we believe that a significant portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee believes that equity-based compensation is a vital part of our compensation program as it creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our named executive officers and other key employees with those of our shareholders.

              In determining the equity compensation awards to grant to our named executive officers in 2017, the Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, considered each named executive officer's role, as described above, along with the advice of FW Cook, including information regarding comparative equity compensation awards received by the executives in our peer group. With regard to Messrs. Lewis, Tombesi, and Adsett and Ms. Pellizzari, performance prior to the grant date was also considered. Based on these considerations, Messrs. Lewis, Tombesi and Adsett, Ms. Pellizzari and Dr. Streck received the following option awards in 2017:

Name	Date of Option Grant(1)	Number of Options Granted
William H. Lewis	1/5/2017	175,530
	5/17/2017	142,080
Paolo Tombesi(2)	6/1/2017	127,160
Roger Adsett	1/5/2017	82,280
	5/17/2017	76,600
Christine Pellizzari	1/5/2017	65,820
	5/17/2017	60,780
Paul Streck(2)	6/5/2017	109,210
Andrew T. Drechsler(3)	—	—
  (1)
  Options granted on (1) January 5, 2017 had an exercise price of $13.67, (2) May 17, 2017 had an exercise price of $17.16, (3) June 1, 2017 had an exercise price of $15.60, and (4) June 5, 2017 had an exercise price of $15.38, the per-share closing price of our Common Stock on the relevant grant date. Shares of our Common Stock underlying these options will vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting every six months thereafter until the fourth anniversary of the date of grant.

  (2)
  Mr. Tombesi and Dr. Streck received their option grants as inducement awards in connection with their commencement of employment.

  (3)
  Mr. Drechsler announced his resignation in November 2016 and left the Company in March 2017; accordingly he was not eligible to receive equity compensation awards in 2017.

              The Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, may also grant stock options from time to time in recognition of a named executive officer's expanded duties and responsibilities or continuing contributions to the Company's performance. No such option grants were made during 2017.

    Other Benefits

              We maintain several other benefit programs that are offered to all employees including executives on an equivalent basis, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) Plan. In 2017, we increased the Company match with respect to our 401(k) Plan. In general, for each employee who contributes up to 4% of his or her eligible compensation, the Company will deposit a matching contribution of 100% of deferrals up to 4% of eligible compensation (subject to any maximum applicable limits under the IRS regulations). We do not have any defined benefit plans or non-qualified deferred compensation plans.

    Severance and Change in Control Benefits

              As discussed in further detail below, we have entered into employment agreements with each of our named executive officers that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security. The employment agreements with our named executive officers do not provide for tax gross-up payments.

    Other Compensation Considerations

              Section 162(m).    The limitation on deductibility imposed by Section 162(m) is one of the considerations we take into account in designing our executive compensation programs. Under Section 162(m), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers for any one calendar year. Prior to the Tax Cuts and Jobs Act of 2017 (the Tax Act), this limitation on deductibility did not apply to certain "performance-based compensation" within the meaning of Section 162(m) and the regulations promulgated thereunder. However, the Tax Act eliminated the "performance-based compensation" exemption for tax years beginning after December 31, 2017, other than with respect to grandfathered amounts. In light of this change to Section 162(m), compensation that was previously intended to satisfy the "performance-based compensation" exemption may not be fully deductible when paid after December 31, 2017. Additionally, the Tax Act significantly expanded the definition of "covered employees" under Section 162(m), such that after December 31, 2017, all of our named executives officers (including our chief financial officer) will be subject to the limitation on deductibility under Section 162(m), and any executive who is a covered employee will remain a covered employee for subsequent years, even after such executive's termination of employment.

COMPENSATION COMMITTEE REPORT*

              The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company's Annual Report.

THE COMPENSATION COMMITTEE

Alfred F. Altomari, Chairman
David R. Brennan
Myrtle Potter
Melvin Sharoky, M.D.

*
The foregoing report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Summary Compensation Table

              The following table sets forth information regarding compensation earned by the named executive officers in 2017, 2016, and 2015.

              To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: "Stock Awards," "Change in Pension Value," and "Nonqualified Deferred Compensation Earnings."

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William H. Lewis	2017	$566,500	—	$3,200,003	$577,830	$8,100	$4,352,433
President and	2016	$550,000	—	$3,595,226	$330,000	$7,950	$4,483,176
CEO	2015	$505,000	—	$2,379,360	$248,460	$7,950	$3,140,770
Paolo Tombesi(5)	2017	$253,750	$40,000	$1,300,046	$277,400	$12,087	$1,883,283
Chief Financial	2016	—	—	—	—	—	—
Officer	2015	—	—	—	—	—	—
Roger Adsett(6)	2017	$436,450	—	$1,612,615	$281,600	$8,100	$2,338,765
Chief Commercial	2016	$114,115	$25,000	$1,282,154	$86,000	$3,583	$1,510,852
Officer	2015	—	—	—	—	—	—
Christine Pellizzari	2017	$415,340	—	$1,284,425	$270,000	$8,100	$1,977,865
Chief Legal Officer	2016	$394,613	—	$1,100,674	$169,700	$7,950	$1,672,937
	2015	$365,382	—	$880,026	$132,000	$7,950	$1,385,358
Paul Streck(7)	2017	$244,920	$40,000	$1,099,996	$208,800	$684	$1,594,400
Chief Medical	2016	—	—	—	—	—	—
Officer	2015	—	—	—	—	—	—
Andrew T. Drechsler(8)	2017	$97,620	—	—	—	$3,905	$101,525
Former Chief	2016	$379,106	—	$1,100,674	$151,700	$7,950	$1,639,430
Financial Officer	2015	$351,024	—	$880,026	$119,700	$7,950	$1,358,700

(1)
Amounts in this column represent cash bonus compensation paid to each executive officer as a sign-on bonus upon commencement of employment.

(2)
Amounts in this column reflect grant date fair values of stock option awards granted during 2017, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for the year ended December 31, 2017, regarding assumptions underlying valuation of all equity awards. The stock options granted expire ten years from the date of grant, and the exercise price equals the closing price of our Common Stock on the date of grant.

(3)
Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see "Components of Compensation—Annual Cash Incentives."

(4)
In 2015, we implemented a Company match with respect to our 401(k) plan. Amounts in this column partially represent contributions to each named executive officer's account pursuant to such plan. In 2015, 2016 and 2017, Mr. Lewis and Ms. Pellizzari each received $7,950, $7,950, and $8,100, respectively, pursuant to our 401(k) plan. In 2016 and 2017, Mr. Adsett received $3,583 and $8,100, respectively, pursuant to our 401(k) plan. In 2017, Mr. Tombesi received $7,200 pursuant to our 401(k) plan and an additional $4,887 as reimbursement for legal fees in connection with his entry into an employment agreement with the Company. In 2017, Dr. Streck received $684 as reimbursement for legal fees in connection with his entry into an employment agreement with the Company.

(5)
Mr. Tombesi's 2017 salary covers the period from his date of hire on June 1, 2017 through December 31, 2017. Mr. Tombesi's annual salary as of his hire date was $435,000.

(6)
Mr. Adsett's 2016 salary covers the period from his date of hire on September 27, 2016 through December 31, 2016. Mr. Adsett's annual salary as of his hire date was $430,000.

(7)
Dr. Streck's 2017 salary covers the period from his date of hire on June 5, 2017 through December 31, 2017. Dr. Streck's annual salary as of his hire date was $425,000. Dr. Streck's 2017 non-equity incentive plan compensation reflects a prorated amount for nine months pursuant to his employment agreement.

(8)
Mr. Drechsler's 2017 salary covers the period from January 1, 2017 through his departure date of March 31, 2017. Mr. Drechsler's approved annual salary for 2017 was $390,480.

2017 Grants of Plan-Based Awards

              The following table sets forth certain information regarding the annual cash incentive awards and stock option grants made to our named executive officers during the year ended December 31, 2017. No other plan-based awards were granted to any of our named executive officers during 2017. Mr. Drechsler was not eligible to receive annual cash incentive awards or stock option grants in 2017.

					Estimated Future Payouts Under Equity Incentive Plan	All Other Stock Awards: Number of Shares of Restricted Stock Units (RSUs) (#)
							All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
William H. Lewis	—	—	$339,900	$679,800	—	—	—	—	—
	1/5/2017	—	—	—	—	—	175,530	$13.67	$1,600,026
	5/17/2017	—	—	—	—	—	142,080	$17.16	$1,599,977
Paolo Tombesi	—	$10,875	$174,000	$326,250	—	—	—	—	—
	6/1/2017	—	—	—	—	—	127,160	$15.60	$1,300,046
Roger Adsett	—	$10,911	$174,580	$327,338	—	—	—	—	—
	1/5/2017	—	—	—	—	—	82,280	$13.67	$750,015
	5/17/2017	—	—	—	—	—	76,600	$17.16	$862,600
Christine Pellizzari	—	$10,384	$166,136	$311,505	—	—	—	—	—
	1/5/2017	—	—	—	—	—	65,820	$13.67	$599,975
	5/17/2017	—	—	—	—	—	60,780	$17.16	$684,450
Paul Streck.	—	$10,625	$170,000	$318,750	—	—	—	—	—
	6/5/2017	—	—	—	—	—	109,210	$15.38	$1,099,996
Andrew T. Drechsler	—	—	—	—	—	—	—	—	—

(1)
Constitutes threshold, target and maximum award opportunities for our named executive officers under our annual cash incentive program. See "Compensation Discussion and Analysis—Components of Compensation—Annual Cash Incentives" for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

(2)
The amounts shown in this column reflect stock options granted to our named executive officers pursuant to our 2015 and 2017 Incentive Plans. The vesting schedule for these grants is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(3)
Reflects grant date fair values of stock option awards granted during the applicable year, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made. See Note 8 of the consolidated financial statements in the Company's Form 10-K for year ended 2017 regarding assumptions underlying valuation of all equity awards.

Narrative Disclosure to Summary Compensation Table and 2017 Grants of Plan-Based Awards Table

    Employment Agreements

              Our employment agreements for our named executive officers and other officers generally provide for no fixed termination or other expiration dates. See "Potential Payments Upon Termination or Change in Control" for information regarding the terms of these agreements that would be relevant in the event of the executive's termination or upon a change in control.

              William H. Lewis.    On September 10, 2012, we entered into an employment agreement with Mr. Lewis under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 50% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2017, Mr. Lewis's base salary was increased to $566,500 and his target bonus percentage remained consistent with the prior year at 60%.

              Paolo Tombesi.    On June 1, 2017, we entered into an employment agreement with Mr. Tombesi under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 40% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2017, Mr. Tombesi's initial base salary was at an annual rate of $435,000. He also received a sign-on bonus of $40,000 upon the completion of 30 days of employment

              Roger Adsett.    On September 27, 2016, we entered into an employment agreement with Mr. Adsett under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 40% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2017, Mr. Adsett's base salary was increased to $436,450 and his target bonus percentage remained consistent with the prior year at 40%.

              Christine Pellizzari.    On July 29, 2013, we entered into an employment agreement with Ms. Pellizzari under which she is entitled to an annual base salary, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. On September 26, 2016, we entered into an amended employment agreement with Ms. Pellizzari to revise certain terms of her employment agreement related to severance, as described in more detail below. For 2017, Ms. Pellizzari's base salary was increased to $415,340 and her target bonus remained consistent with the prior year at 40%.

              Paul Streck.    On June 5, 2017, we entered into an employment agreement with Dr. Streck under which he is entitled to an annual base salary, a target annual bonus opportunity equal to 40% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2017, Dr. Streck's initial base salary was at an annual rate of $425,000. Dr. Streck also received a sign-on bonus of $40,000 upon the completion of 30 days of employment. We further agreed to reimburse Dr. Streck for certain other fees and expenses incurred by him in connection with entering into the employment agreement and joining the Company, up to a maximum of $50,000.

              Andrew T. Drechsler.    On November 7, 2012, we entered into an employment agreement with Mr. Drechsler under which he was entitled to an annual base salary, a target annual bonus opportunity equal to 30% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2017, Mr. Drechsler's base salary was increased to $390,480. Mr. Drechsler announced his resignation in November 2016 and left the Company in March 2017, and was not eligible for an annual bonus.

Outstanding Equity Awards at 2017 Year End

              The following table sets forth certain information regarding the stock options held by each of our named executive officers as of December 31, 2017. None of our named executive officers held unvested RSUs as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William H. Lewis	708,314	—	—	$3.40	09/10/2022(1)	—	—	—	—
	186,170	—	—	$4.55	09/28/2022(1)	—	—	—	—
	83,334	—	—	$12.44	05/23/2023(1)	—	—	—	—
	83,333	83,333	—	$12.44	05/23/2023(2)	—	—	—	—
	250,000	—	—	$14.24	10/31/2023(1)	—	—	—	—
	43,750	6,250	—	$20.49	01/10/2024(1)	—	—	—	—
	43,750	6,250	—	$12.58	06/02/2024(1)	—	—	—	—
	93,750	56,250	—	$22.76	05/21/2025(1)	—	—	—	—
	61,125	101,875	—	$16.16	01/07/2026(1)	—	—	—	—
	92,231	153,719	—	$10.85	05/19/2026(1)	—	—	—	—
	—	175,530	—	$13.67	01/05/2027(1)	—	—	—	—
	—	142,080	—	$17.16	05/17/2027(1)	—	—	—	—
Paolo Tombesi	—	127,160	—	$15.60	06/01/2027(1)	—	—	—	—
Roger Adsett	22,015	66,045	—	$14.56	10/03/2026(1)	—	—	—	—
	—	82,280	—	$13.67	01/05/2027(1)	—	—	—	—
	—	76,600	—	$17.16	05/17/2027(1)	—	—	—	—
Christine Pellizzari	150,000	—	—	$11.14	07/30/2023(1)	—	—	—	—
	26,250	3,750	—	$20.49	01/10/2024(1)	—	—	—	—
	26,250	3,750	—	$12.58	06/02/2024(1)	—	—	—	—
	9,375	5,625	—	$16.07	01/07/2025(1)	—	—	—	—
	28,125	16,875	—	$22.76	05/21/2025(1)	—	—	—	—
	18,750	31,250	—	$16.16	01/07/2026(1)	—	—	—	—
	28,181	46,969	—	$10.85	05/19/2026(1)	—	—	—	—
	—	65,820	—	$13.67	01/05/2027(1)	—	—	—	—
	—	60,780	—	$17.16	05/17/2027(1)	—	—	—	—
Paul Streck	—	109,210	—	$15.38	06/05/2027(1)	—	—	—	—
Andrew T. Drechsler	—	—	—	—	—	—	—	—	—

(1)
These stock options have a vesting schedule of 25% on the first anniversary of the date of grant and 12.5% on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(2)
Vesting for this performance based option grant is as follows: exercisable with respect to one half of the shares subject to the option upon receipt of the first written acceptance of an NDA or marketing authorization application (MAA) filing from the FDA or EMA, as applicable; and with respect to the remaining one half of the shares subject to the option upon receipt of the first written approval of an NDA or MAA from the FDA or EMA. One-half of these options vested on February 26, 2015.

Option Exercises and Stock Vested During 2017

              During the fiscal year ended December 31, 2017, none of the named executive officers acquired shares upon exercise of stock options or vesting of stock awards.

Potential Payments Upon Termination or Change in Control

              Our named executive officers are entitled to payments and other benefits under their employment agreements in connection with their termination under certain circumstances. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

              If Mr. Lewis's employment is terminated by us without cause or by Mr. Lewis for good reason within twelve months after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations, a lump sum severance payment equal to two times the sum of his then annual base salary and target bonus, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, full vesting of all time-based vesting equity awards, and continuation for up to eighteen months of health benefits provided he elects continued coverage under COBRA. Should Mr. Lewis's employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change in control or more than one year after a change in control, he would be entitled to receive all of the foregoing benefits provided that his severance payment would instead be limited to one times his then annual base salary (payable over a twelve month period) and target bonus for the year of termination and his accelerated vesting would be limited to full vesting of all time-based equity awards granted at least one year prior to his termination date. Should Mr. Lewis's employment be terminated due to his death or disability, Mr. Lewis or his estate would receive payment of accrued obligations, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, and any insurance benefits to which he and his beneficiaries were entitled as a result of his death or disability.

              If Mr. Tombesi's, Mr. Adsett's, Ms. Pellizzari's or Dr. Streck's employment is terminated by us without cause or by the departing executive for good reason within one year after a change in control of the Company, the departing executive will receive payment of accrued obligations, a lump sum severance payment equal to the sum of his or her then annual base salary, a pro-rata portion of his or her annual target bonus based on actual performance for the year of termination, full vesting of all time-based equity awards, and a continuation of up to one year of health benefits provided he or she elects continued coverage under COBRA. Should Mr. Tombesi's, Mr. Adsett's, Ms. Pellizzari's or Dr. Streck's employment be terminated by us without cause or by the departing executive for good reason prior to the date of a change in control or more than one year after a change in control, the departing executive would be entitled to receive all of the foregoing benefits provided that his or her severance payment would instead be payable over a twelve month period and his or her equity award vesting would be limited to accelerated vesting of stock options that would otherwise have vested within 12 months following his or her termination date. Should the departing executive's employment be terminated due to his or her death or disability, the executive or his or her estate would receive payment of accrued obligations, a pro-rata portion of his or her annual target bonus based on actual performance for the year of termination, and any insurance benefits to which he or she and his or her beneficiaries were entitled as a result of his or her death or disability.

              For purposes of the employment agreements, the term "cause" generally includes:

  (a)
  a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude;

  (b)
  willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities;

  (c)
  a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy such willful failure within 30 days after receipt of written notice of same, by the Board;

  (d)
  fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

  (e)
  a willful material breach by the executive of his or her employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice thereof from the Board.

              For purposes of the employment agreements, the term "good reason" generally includes:

  (a)
  a material diminution in the executive's base compensation;

  (b)
  a material diminution in the executive's authority, duties, or responsibilities;

  (c)
  a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report;

  (d)
  the Company's or related entity's requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of his or her employment agreement, except for travel reasonably required in the performance of the executive's responsibilities; or

  (e)
  any other action or inaction that constitutes a material breach by the Company of the executive's employment agreement.

              For purposes of the employment agreements, the term "change in control" generally includes:

  (a)
  the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;

  (b)
  a proxy contest that results in the replacement of a majority of the members of our Board;

  (c)
  a merger after which our shareholders own less than 60% of the surviving corporation's stock; or

  (d)
  approval by our shareholders of a complete liquidation or dissolution of our Company.

              To protect our business and goodwill, for a period of twelve months after the termination of an executive's employment with us, each executive has agreed that he or she will not:

  1.
  engage in any activity in material competition with the business in which we engaged while the executive was employed by us;

  2.
  directly or indirectly recruit or solicit any person who is then our employee or was our employee at any time within six months prior to such solicitation; or

  3.
  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

              The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans may constitute parachute payments that are subject to the "golden parachute" rules of Section 280G of the Code and the excise tax of Code Section 4999. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the executives to receive a greater net after tax amount than the executives would receive absent a reduction. All severance benefits are also subject to the execution and non-revocation of a general release of claims against the Company.

              Mr. Drechsler resigned as our chief financial officer in November 2016, and his employment with the Company ended on March 31, 2017. Mr. Drechsler did not receive any compensation from the Company as a result of his resignation.

              The table below summarizes the hypothetical payments that could have been incurred by us with respect to each of our remaining named executive officers assuming that a qualified termination under the applicable agreement had occurred on December 31, 2017 as a result of termination without cause or for good reason during the one-year period immediately following a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$1,812,800	$339,900	$38,075	$10,377,449	$12,568,224
Paolo Tombesi	$435,000	$174,000	$30,808	$1,981,153	$2,620,961
Roger Adsett(4)	$436,450	$174,580	$84	$3,612,323	$4,223,437
Christine Pellizzari	$415,340	$166,136	$25,383	$3,765,817	$4,372,676
Paul Streck	$425,000	$170,000	$25,383	$1,725,518	$2,345,901

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus the target bonus for two years. The cash severance figures for Mr. Tombesi, Mr. Adsett, Ms. Pellizzari and Dr. Streck includes salary for one year.

(2)
The value used in the table assumes the full target bonus for the year.

(3)
The value represents the acceleration of all time-based equity awards outstanding as of December 31, 2017. Values shown are equal to the number of stock options multiplied by the difference between the $31.18 closing price of our Common Stock on December 29, 2017, as reported by Nasdaq Global Select Market, and the exercise price of the options.

(4)
For Mr. Adsett, the value of benefits does not include medical or dental benefits as Mr. Adsett is not a participant in the Company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

              The following table summarizes the hypothetical payments that could have been incurred by us with respect to each of the named executive officers below assuming that a qualified termination under the applicable agreement had occurred on December 31, 2017 as a result of termination without cause or for good reason prior to the date of a change in control or following the one-year period after a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$906,400	$339,900	$38,075	$5,311,957	$6,596,332
Paolo Tombesi	$435,000	$174,000	$30,808	$742,932	$1,382,740
Roger Adsett(4)	$436,450	$174,580	$84	$1,308,885	$1,919,999
Christine Pellizzari	$415,340	$166,136	$25,383	$1,582,666	$2,189,525
Paul Streck	$425,000	$170,000	$25,383	$647,069	$1,267,452

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis consists of salary for one year plus target bonus for one year, while the figures for Mr. Tombesi, Mr. Adsett, Ms. Pellizzari and Dr. Streck consist of their respective base salaries for one year.

(2)
The value used in the table assumes the full target bonus for the year.

(3)
For Mr. Lewis, the value represents the acceleration of all time-based vesting equity outstanding as of December 31, 2017 granted at least one year prior to the termination date. For Mr. Tombesi, Mr. Adsett, Ms. Pellizzari and Dr. Streck, the value represents accelerated vesting of stock options that would have otherwise vested within 12 months following the termination date. Values shown are equal to the number of stock options multiplied by the difference between the $31.18 closing price of our Common Stock on December 29, 2017, as reported by Nasdaq Global Select Market, and the exercise price of the options.

(4)
For Mr. Adsett, the value of benefits does not include medical or dental benefits as Mr. Adsett is not a participant in the Company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              The Compensation Committee is comprised entirely of independent directors, and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board during the year ended December 31, 2017.

DODD-FRANK MANDATED CEO PAY RATIO

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Lewis, our President and CEO. The pay ratio included in this section is calculated in a manner consistent with Item 402(u) of Regulation S-K.

              For 2017, our last completed fiscal year:

    •
    the median of the annual total compensation of all employees of our company (other than Mr. Lewis) was $235,733; and

    •
    the annual total compensation of Mr. Lewis, as reported in the Summary Compensation Table, is $4,352,433.

              Based on this information, for 2017, the ratio of the median of the annual total compensation of all employees (other than Mr. Lewis) to the annual total compensation of Mr. Lewis was 1 to 18.46.

              To identify the median of the annual total compensation of all of our employees (other than Mr. Lewis), as well as to determine the annual total compensation of our median employee, we took the following steps:

  1.
  We determined that, as of December 31, 2017, our employee population, excluding Mr. Lewis, consisted of approximately 215 individuals working either at Insmed Incorporated or one of our global consolidated subsidiaries. This population consisted of our full-time, part-time and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2017. We did not exclude any non-U.S. employees from these calculations.

  2.
  To identify the "median employee" from our employee population, we compared the sum of each employee's wages, aggregate fair value of option awards and target cash bonus for 2017. In doing so, we annualized the compensation of all permanent employees who were hired in 2017 but did not work for us the entire fiscal year. The fair value of option awards granted during 2017 was calculated using the Black-Scholes valuation model pursuant to the assumptions described in Note 8 of the consolidated financial statements included in our Annual Report. We did not make any cost-of-living adjustments in identifying the median employee. Our determination of the median employee yielded two median employees because our employee population consisted of an even number of employees.

  3.
  After identifying the two median employees as described above, we calculated annual total compensation for each such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table, and selected the employee with the lower annual total compensation to compute the ratio. This process resulted in a median employee with annual total compensation of $235,733 for 2017.

              The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio, reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

 DIRECTOR COMPENSATION

              Our Board determines the compensation of our non-employee directors based in part on recommendations made by the Compensation Committee. The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of fees, in the form of cash retainers, and equity awards, in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the interests of our shareholders. For example, we have share ownership guidelines in place for our non-employee directors, with a target share ownership of three times the amount of each director's annual retainer that should be achieved within five years after the adoption of the guidelines or first appointment to the Board, whichever is later. As of the Record Date, all of our non-employee directors who had been on the Board for at least five years held shares exceeding the share ownership guidelines. Mr. Lewis is a director and an executive officer of the Company. He receives no additional compensation for serving on the Board. Our share ownership guidelines for Mr. Lewis are described under "Compensation Discussion and Analysis—Corporate Governance Perspectives on our Executive Compensation Program" above. No other director is an employee of the Company.

Fees Earned or Paid in Cash

              Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2017, each non-employee director was paid retainer fees totaling $40,000 annually, except for Mr. Hayden who, as the Chairman of the Board, was paid retainer fees totaling $80,000 annually. The Chairman of the Nominations and Governance Committee was paid an additional annual fee of $10,000. The Chairman of the Compensation Committee was paid an additional annual fee of $15,000. The Chairman of the Audit Committee was paid an additional annual fee of $20,000. Annual retainer fees for non-chair committee members were paid as follows: members of the Nominations and Governance Committee, $5,000; members of the Compensation Committee, $7,000; and members of the Audit Committee, $10,000. Retainers are paid on a quarterly basis.

Grant of Restricted Stock Units

              During 2017, each non-employee director received an annual equity-based grant with a grant date value of approximately $115,000 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attends at least 75% of the meetings of the Board during the year in which the award is made.

Other

              We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.

              The following table sets forth a summary of the compensation we paid to our non-employee directors in 2017.

              To improve readability, only the columns "Fees Earned or Paid in Cash," "Stock Awards," and "Total" have been included in the table, all other columns have been removed as there is no reportable information with respect to those compensation items.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Total
Alfred F. Altomari	$65,000	$115,000	$180,000
David R. Brennan	$47,000	$115,000	$162,000
Steinar J. Engelsen, M.D.	$60,000	$115,000	$175,000
Donald J. Hayden Jr.	$85,000	$115,000	$200,000
David W.J. McGirr	$60,000	$115,000	$175,000
Myrtle Potter	$47,000	$115,000	$162,000
Melvin Sharoky, M.D.	$52,000	$115,000	$167,000

(1)
Amounts in this column reflect grant date fair values of stock awards granted during 2017, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made.

(2)
Each director received a grant of 6,702 RSUs in May 2017. As of December 31, 2017, each of our directors held 6,702 unvested RSUs.

(3)
No option awards were granted to our directors in 2017. As of December 31, 2017, Mr. Hayden held 25,000 outstanding stock options. None of our other non-employee directors held options as of that date.

 PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Relative to Ratification of the Appointment of Independent Registered Public Accounting Firm

              The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2018. Shareholder ratification of the appointment of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

              The principal function of Ernst & Young is to audit our consolidated financial statements and attest on the effectiveness of our internal control over financial reporting and, in connection with these audits, to review certain related filings submitted to the SEC and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two years for professional services rendered by Ernst & Young, as well as information relating to the Audit Committee's pre-approval policies and procedures, are detailed in the "Audit Committee Report and Independent Auditor Fees."

Vote Required for Approval of Proposal

              Ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the votes properly cast, in person or by proxy, at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome. If your shares are held in street name, your broker or agent has discretionary authority to vote shares held through it in the absence of your instruction regarding how your shares should be voted.

              In the event that this proposal is not approved, the Audit Committee plans to consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

Recommendation

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL NO. 4

APPROVAL OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN

We are requesting that shareholders vote to approve the ESPP, which our Board of Directors approved on April 4, 2018. Subject to shareholder approval, (i) one million (1,000,000) shares of Common Stock plus (ii) commencing on January 1, 2019 and ending on December 31, 2023, an additional number of shares to be added on the first day of each calendar year equal to the lesser of (A) 1,200,000 shares of Common Stock, (B) 2% of the number of outstanding shares of Common Stock on such date and (C) an amount determined by the administrator, have been reserved for issuance under the ESPP. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The purpose of the ESPP is to provide eligible employees with opportunities to purchase shares of Common Stock through payroll deductions at a discounted price. If the ESPP is not approved by shareholders within 12 months following the Board approval date, the ESPP will automatically terminate.

Summary of Material Features of the ESPP

The following is a brief summary of the material features of the ESPP. This summary is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix A. You are urged to read the text of the ESPP in its entirety.

Purpose. The purpose of the ESPP is to advance the interests of the Company and its shareholders by providing eligible employees of the Company and its designated subsidiaries with opportunities to purchase Common Stock at a discounted price through payroll deductions. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

Administration. The ESPP is administered by the Company's compensation committee, or in the absence of such committee, the Board itself. The administrator has the authority to take all necessary or appropriate actions in connection with the administration of the ESPP, including the adoption of rules or procedures for the ESPP to accommodate the specific requirements of local laws.

Share Pool. The maximum number of shares of Common Stock reserved for issuance under the ESPP is equal to the sum of (i) one million (1,000,000) shares of Common Stock plus (ii) commencing on January 1, 2019 and ending on December 31, 2023, an additional number of shares to be added on the first day of each calendar year equal to the lesser of (A) 1,200,000 shares of Common Stock, (B) 2% of the number of outstanding shares of Common Stock on such date and (C) an amount determined by the administrator. Shares of Common Stock issued under the ESPP may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. The administrator has the authority to equitably adjust the number and kind of shares of Common Stock reserved for issuance under the ESPP, as well as the number of shares and the exercise price applicable to outstanding options granted under the ESPP, in the event of certain changes to the Company's capitalization.

Eligibility and Participation. Employees of the Company and its designated subsidiaries may generally elect to participate in the ESPP by submitting a participation form authorizing payroll deductions to the Company in accordance with the instructions in such participation form. In order for the participation form to be effective for a particular offering period, the participation form must be submitted to the Company on or before the 15th day of the month immediately preceding the month in which the offering period begins.If the ESPP is approved by the Company's shareholders, approximately 313 employees as of March 23, 2018 would have been eligible to participate in the ESPP.

Payroll Deductions. A participant may elect to have payroll deductions withheld from his or her eligible compensation on each payroll date during his or her participation in the ESPP in amounts equal to or greater than one percent (1%) but not in excess of fifteen percent (15%) of eligible compensation received on each such payroll date during the offering period, subject to the provisions of the plan. Participants may increase or decrease the amount of payroll deductions for a subsequent offering period by filing an amended participation form with the Company. In order for the amended participation form to be effective for a subsequent offering period, such amended participation form must be submitted to the Company on or before the 15th day of the month immediately preceding the month in which such subsequent offering period begins. Payroll deductions may be made only in whole percentages. Payroll deductions will be credited to an account established under the ESPP for the participant. No separate cash contributions may be made to such account. No interest will accrue on any payroll deductions held under the ESPP.

Restriction on Participation. No participant may be granted an option to purchase shares of Common Stock under the ESPP if: (i) immediately after such grant, the participant (or any other person whose stock ownership would be attributed to such participant pursuant to Section 424(d) of the Code) would own shares of stock (including any shares of stock that the participant may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries; or (ii) the participant's rights to purchase shares of Common Stock under all "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Company and its subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

Withdrawal and Termination of Employment. Participants may withdraw from participating in the ESPP at any time by submitting a withdrawal notice on or before the 15th day of the month in which the offering period ends. All payroll deductions for a participant will immediately cease upon the participant's withdrawal from the ESPP. Payroll deductions that have accrued for the participant prior to withdrawal shall not be refunded and shall instead continue to be applied towards the purchase of shares at the end of the offering period in which such withdrawal occurs. A withdrawing employee may participate in a subsequent offering period if the employee continues to meet the eligibility requirements and submits a valid participation form to the Company in accordance with the instructions in such participation form. Generally, in the event of a participant's termination of employment, all payroll deductions and rights to purchase shares of Common Stock granted to the participant will immediately cease, and the amount of any accumulated payroll deductions will be refunded to the participant. A transfer of employment between the Company and a designated subsidiary or between one designated subsidiary and another designated subsidiary, or certain leaves of absence, are not considered a termination of employment for purposes of the ESPP.

Offering Period. Each offering period under the ESPP will be of a duration not to exceed 12 months, as determined by the administrator before the start of the applicable offering period. Until the administrator determines otherwise, there will be two six-month offering periods under the ESPP each calendar year, one commencing on January 1 and ending on June 30, and the other commencing on July 1 and ending on December 31. During the offering period, the Company will withhold via payroll deduction the amount elected by the participant for purposes of purchasing Common Stock at the end of the offering period. The initial offering period under the ESPP will run from July 1, 2018 to December 31, 2018. However, no offering period under the ESPP will begin until shareholder approval for the ESPP is obtained.

Grant and Exercise of Option. Participants will be granted an option to purchase Common Stock on the first business day of each offering period, with such option to be automatically exercised on the last business day of such offering period to purchase a whole number of shares of Common Stock determined by dividing the accumulated payroll deductions in the participant's account on such exercise date by the applicable exercise price. The exercise price is equal to 85% of the fair market value of a share of Common Stock on the first business day of the offering period or the last business day of the offering period, whichever is lower.

Corporate Transactions. In the event of a proposed liquidation or dissolution of the Company, the administrator has the authority to decide whether to (i) shorten the offering period then in effect, with any outstanding options to be exercised at the end of such shortened period, or (ii) terminate the offering period then in effect, with any payroll deductions accumulated for such period to be refunded to participants. In the event of a proposed sale of all or substantially all of the Company's assets, or a merger or consolidation of the Company (except for (x) a transaction the primary purpose of which is to change the Company's jurisdiction of incorporation or (y) a transaction where the acquiring or surviving company is directly or indirectly owned, immediately after such transaction, by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such transaction), the administrator may, in its discretion, provide for outstanding options to be assumed or substituted by the successor entity (or its parent or subsidiary) or to take one of the courses of action described in sub-clauses (i) and (ii) in the preceding sentence.

Amendment or Termination. The ESPP may be amended or terminated at any time by the Board or the compensation committee, except that no amendment may materially and adversely affect a participant's rights under the ESPP without his or her consent. No amendment to the ESPP will be effective without the approval of the Company's shareholders, where such approval is required by Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes certain key U.S. federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Common Stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The following summary is not intended to be a complete summary or legal interpretation, and it does not address consequences other than U.S. federal income tax consequences. Participants may also be subject to U.S. state, U.S. local or non-U.S. tax as a result of participating in the ESPP.

Tax Consequences to Participants.

Participants do not incur any U.S. federal income tax consequences upon enrolling in the ESPP. Amounts withheld via payroll deduction for purposes of purchasing shares under the ESPP are included in the participant's income in accordance with the Company's regular income and payroll tax withholding and reporting procedures. Because participants use after-tax dollars to purchase shares at the end of the offering period, there is no income tax at the time the participant purchases shares. As a general matter, additional income tax is not realized until the participant sells the shares acquired under the ESPP.

A participant may have both ordinary income and capital gain income or both ordinary income and a capital loss upon the sale of Common Stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the shares of Common Stock and the price at which the participant sells the shares of Common Stock.

If the participant sells the shares of Common Stock (i) more than two years after the first business day of the offering period during which the Common Stock was purchased and (ii) more than one year after the date that the participant purchased the Common Stock under the ESPP, then the participant will have ordinary income equal to the lesser of: (1) the excess of the fair market value of the shares at the time of such sale over the exercise price or (2) the excess of the fair market value of the shares on the first business day of such offering period over the exercise price. Any profits in excess of amounts classified as ordinary income will be taxed as long-term capital gain income. If the participant sells the shares of Common Stock at a loss (i.e., if sales proceeds are less than the exercise price) after satisfying these waiting periods, there is no ordinary income and the participant will have a long-term capital loss for the difference between the sale price and the purchase price.

If the participant sells the shares of Common Stock prior to satisfying the waiting periods described above, the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have ordinary income equal to the value of the Common Stock on the day the participant exercised his or her option to purchase the Common Stock under the ESPP less the exercise price. If the participant's sale proceeds exceed the ordinary income, then the excess proceeds will be a capital gain. If the participant's sale proceeds are less than the ordinary income, then the participant will have a capital loss equal to the value of the Common Stock on the date of exercise less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company.

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has ordinary income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

The actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate in the ESPP. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.

The Board of Directors deems the 2018 Employee Stock Purchase Plan to be in the best interests of the Company and its shareholders and recommends a vote "FOR" the approval of the 2018 Employee Stock Purchase Plan.

Equity Compensation Plan Information

              In 2017, we made stock-based awards from our 2017 Incentive Plan and the 2015 Incentive Plan, and have outstanding grants under our 2013 Incentive Plan and 2000 Stock Incentive Plan (together with the 2017 Incentive Plan, 2015 Incentive Plan and the 2013 Incentive Plan, the Plans).

              The 2017 Incentive Plan was adopted by the Board and approved by our shareholders on May 18, 2017. Under the terms of the 2017 Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both ISOs and non-qualified stock options), performance options/shares and other stock awards, such as RSUs, as well as the payment of incentive bonuses to all employees and non-employee directors.

              The following table presents information as of December 31, 2017, with respect to the Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
2017 Incentive Plan(1)	204,770	$18.31	4,910,002
2015 Incentive Plan(2)	4,689,657	$15.53	—
2013 Stock Incentive Plan(3)	2,044,345	$15.01	—
2000 Stock Incentive Plan(4)	1,135,773	$4.07	—
Equity Compensation Plans Not Approved by Shareholders:
Individual Compensation Arrangement(5)	227,000	$18.14	—
Individual Compensation Arrangement(6)	88,060	$14.56	—
Individual Compensation Arrangement(7)	127,160	$15.60	—
Individual Compensation Arrangement(8)	109,210	$15.38	—
Individual Compensation Arrangement(9)	29,860	$31.78	—

Total	8,655,835		4,910,002

(1)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs granted under our 2017 Incentive Plan.

(2)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs granted under our 2015 Incentive Plan. To the extent that awards granted under the 2015 Incentive Plan terminate unearned, expire, or are canceled, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the 2017 Incentive Plan.

(3)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan. To the extent that awards granted under the 2013 Incentive Plan terminate unearned, expire, or are canceled or, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the 2017 Incentive Plan.

(4)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2000 Stock Incentive Plan.

(5)
Represents inducement grants of stock options totaling 227,000 shares of Common Stock we made in connection with the hiring of Dr. Eugene Sullivan, as well as several of our European managers during the first quarter of 2015. The vesting schedule for the shares of Common Stock subject to these options is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(6)
Represents inducement grants of stock options totaling 88,060 shares of Common Stock we made during the fourth quarter of 2016 in connection with the appointment of Chief Commercial Officer Roger Adsett. The vesting schedule for the shares of Common Stock subject to this option grant is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

(7)
Represents inducement grants of stock options totaling 127,160 shares of Common Stock we made in connection with the appointment of Chief Financial Officer Paolo Tombesi in June 2017. The vesting schedule for the shares of Common Stock subject to this option is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(8)
Represents inducement grants of stock options totaling 109,210 shares of Common Stock we made in connection with the appointment of Chief Medical Officer Dr. Paul Streck in June 2017. The vesting schedule for the shares of Common Stock subject to this option is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(9)
Represents inducement grants of stock options totaling 29,860 shares of Common Stock we made in connection with the hiring of ten employees in November 2017. The vesting schedule for the shares of Common Stock subject to these options is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

 PROPOSALS FOR 2019 ANNUAL MEETING

              Shareholder proposals intended for inclusion in our proxy statement for the 2019 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 6, 2018. All such proposals must comply with Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

              Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2019 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year's annual meeting. Accordingly, for the 2019 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 16, 2018 and no later than January 15, 2019. If the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 15, 2019 (the anniversary of this year's Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the named proxies may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with their best judgment. Our Bylaws are available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance" or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807.

ANNUAL REPORT ON FORM 10-K

              We will provide without charge to each person to whom this Proxy Statement has been made available on the written request of such person, a printed copy of our Annual Report, including the financial statements and financial statement schedules. Requests should be directed to Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Building 10, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report, and will provide copies of any such exhibit upon the payment of a reasonable fee.

 SEPARATE COPIES FOR BENEFICIAL HOLDERS

              Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials to that address. Only one set of proxy materials will be delivered to such address unless we receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of our proxy materials in the future, you will need to contact your broker, bank or other agent to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

April 5, 2018

APPENDIX A

INSMED INCORPORATED
2018 EMPLOYEE STOCK PURCHASE PLAN

              1.           Purpose and History. The purpose of the Insmed Incorporated 2018 Employee Stock Purchase Plan (the "Plan") is to advance the interests of Insmed Incorporated, a Virginia corporation (the "Company"), and its shareholders by providing Eligible Employees (as defined below) of the Company and its Designated Subsidiaries (as defined below) with an opportunity to acquire an ownership interest in the Company by purchasing Common Stock (as defined below) through payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), except with respect to the participation of Non-Corporate Foreign Subsidiaries (as defined below) in the Plan. Accordingly, provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code, other than with respect to the participation of Non-Corporate Foreign Subsidiaries in the Plan.

              2.           Definitions.

                            (a)          "Administrator" has the meaning set forth in Section 3(a).

                            (b)          "Board" means the Board of Directors of the Company.

                            (c)           "Code" has the meaning set forth in Section 1.

                            (d)          "Common Stock" means the common stock of the Company, par value $0.01 per share, or the kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 13(b).

                            (e)          "Committee" means the Compensation Committee of the Board (or any successor committee).

                            (f)           "Company" has the meaning set forth in Section 1.

                            (g)          "Compensation" means the total cash compensation from salary, wages, annual bonuses, and other cash incentive compensation paid to an Eligible Employee by reason of his or her employment with the Company or a Designated Subsidiary (determined prior to any reduction thereof by operation of a salary reduction election under a plan described in Section 401(k) of the Code or Section 125 of the Code), as reported on IRS Form W-2, but excludes (i) any amounts not paid in cash which are required to be accounted for as imputed income on IRS Form W-2, (ii) any reimbursements of expenses, (iii) any housing, relocation, automobile, travel or other similar cash allowances, (iv) any overtime payments or shift premiums, (v) any sign-on bonus, (vi) any sales commission payments, (vi) any equity-based awards and (vii) any amounts similar to those described in clauses (i) through (vi).

                            (h)          "Designated Subsidiary" means a Subsidiary, other than any Subsidiary that has been excluded from participation in the Plan by the Administrator.

                            (i)           "Eligible Employee" means, with respect to any Offering Period, an individual who is an employee of the Company or a Designated Subsidiary. In accordance with Treas. Reg. §1.421-1(h)(2), an employee will be considered to be employed during military or sick leave or any other bona fide leave of absence that does not exceed three months and during any period longer than three months if his or her right to reemployment is guaranteed by statute or contract.

                            (j)           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                            (k)         "Fair Market Value" means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, the closing price for the Common Stock on such date (or if the Common Stock was not traded on such exchange, system, or market on such date, then on the next preceding date on which shares of Common Stock were traded) on such exchange, system or market as reported in the Wall Street Journal or such other source as the Administrator deems reliable; and (ii) in the absence of an established market for the Common Stock, as determined in good faith by the Administrator by the reasonable application of a reasonable valuation method.

                            (l)           "Non-Corporate Foreign Subsidiary" means any non-U.S. subsidiary of the Company that would have satisfied the definition of "Subsidiary" under the Plan but for the fact that it is not a corporation.

                            (m)        "Offering Date" means the first business day of an Offering Period.

                            (n)          "Offering Period" means an offering to Participants to purchase Common Stock under the Plan established pursuant to Section 5.

                            (o)          "Option Price" means an amount equal to 85% of the Fair Market Value of one share of Common Stock on the Offering Date or the Termination Date of the applicable Offering Period, whichever is lower.

                            (p)          "Participant" means an Eligible Employee who elects to participate in one or more Offering Periods under the Plan pursuant to Section 6.

                            (q)          "Participation Form" has the meaning set forth in Section 6(a).

                            (r)           "Plan" has the meaning set forth in Section 1.

                            (s)           "Securities Act" means the Securities Act of 1933, as amended.

                            (t)           "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company, if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided that a Non-Corporate Foreign Subsidiary shall also be deemed to be a Subsidiary for purposes of the Plan.

                            (u)          "Termination Date" means the last business day of the Offering Period.

                            (v)           "Withdrawal Notice" has the meaning set forth in Section 11(a).

              3.           Plan Administration.

                            (a)          Administration. The Plan shall be administered by the Committee, or, in the absence of the Committee, the Board itself (such administrator, the "Administrator"). Any power of the

Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

                            (b)         Powers and Duties of the Administrator. Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including:

                                 (i)           to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

                                 (ii)         to determine which persons are eligible to participate in the Plan;

                                 (iii)        to interpret and construe the Plan and any rules and regulations under the Plan, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is appropriate to do so;

                                 (iv)        to decide all questions concerning the Plan and to determine all ambiguities, inconsistencies and omissions in the terms of the Plan;

                                 (v)           to appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

                                 (vi)        to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan;

                                 (vii)       to prescribe and amend such forms as may be necessary or appropriate for Eligible Employees to make elections under the Plan or to otherwise administer the Plan; and

                                 (viii)      to do such other acts as it deems necessary or appropriate to administer the Plan in accordance with its terms, or as may be provided for or required by law.

                            (c)           Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan and any rules and regulations under the Plan shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting in their capacity as Administrator under the Plan shall be fully protected in relying in good faith upon the advice of counsel.

                            (d)         No Liability of Committee or Board Members. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any amount paid in settlement of a claim) arising out of any act or failure to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, any contract with the Company, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            (e)         Rules for Foreign Jurisdictions. The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates. The Administrator may also adopt sub-plans applicable to particular Designated Subsidiaries or locations.

              4.           Eligibility to Participate. An Eligible Employee may elect to participate in an Offering Period in accordance with Section 6, with such participation to begin no earlier than the first Offering Date as of which the Eligible Employee's Participation Form (as defined below) becomes effective, subject to the limitations imposed by Section 423 of the Code.

              5.           Offering Periods.

                            (a)         Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until the earlier of (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased and (ii) the termination of the Plan.

                            (b)         Each Offering Period shall be of such duration not to exceed twelve (12) months, as determined by the Administrator prior to the start of the applicable Offering Period. Until such time as the Administrator determines otherwise, each Offering Period shall be of a duration of six (6) months and shall run from January 1 to June 30 and July 1 to December 31 of each year; provided that the initial Offering Period under the Plan will begin on July 1, 2018 and end on December 31, 2018; provided, further, that in the event the Administrator establishes an Offering Period of a different duration or specifies that an Offering Period begins and/or ends on a different date, an individual who is employed by a Non-Corporate Foreign Subsidiary and who is subject to U.S. income taxation shall not be eligible to participate in the Plan to the extent necessary to comply with Section 409A of the Code. Notwithstanding the foregoing, no Offering Period may begin under the Plan until the Company's shareholders have approved the Plan pursuant to the conditions set forth in Section 19(a).

              6.           Participation in Offering Periods.

                            (a)         An Eligible Employee may elect to participate in an Offering Period under the Plan by completing a participation form authorizing payroll deductions on the form provided by the Company (the "Participation Form"), and filing such Participation Form with the Company in accordance with the instructions in such Participation Form. The Participation Form will become effective on the first Offering Date to occur after such form is properly filed with the Company, so long as such filing occurs on or before the 15th day of the month immediately preceding the month in which such Offering Date occurs. A Participation Form that is filed after such 15th day but before such Offering Date shall be effective as of the next Offering Date to occur after such Offering Date.

                            (b)         Subject to the provisions of Section 7, payroll deductions for a Participant shall begin with the first payroll date after the Offering Date as of which the Participant's Participation Form has become effective and shall continue until the Plan is terminated, subject to the Participant's withdrawal or termination of employment as provided in Section 11.

              7.           Payroll Deductions.

                            (a)         By completing and filing a Participation Form in accordance with the instructions in such Participation Form, an Eligible Employee shall elect to have payroll deductions withheld from his or her Compensation on each payroll date (including payroll dates covering regular payroll, commissions and bonuses) during the time he or she is a Participant in the Plan in amounts equal to or greater than one percent (1%), but not exceeding fifteen percent (15%), of the Compensation which the Participant receives on each such payroll date during the Offering Period, subject to the provisions set forth in Section 8. Such payroll deductions shall be in whole percentages only.

                            (b)         All payroll deductions authorized by a Participant shall be credited to an account established under the Plan for the Participant. The funds represented by such account shall be held as part of the Company's general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such funds. A Participant may not make any separate cash payment or contribution to such account.

                            (c)           Subject to Section 11 and Section 14, no increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by completing an amended Participation Form and filing it with the Company in accordance with the instructions in such Participation Form. The amended Participation Form will become effective on the first Offering Date to occur after such form is properly filed with the Company, so long as such filing occurs on or before the 15th day of the month immediately preceding the month in which such Offering Date occurs. An amended Participation Form that is filed after such 15th day but before such Offering Date shall be effective as of the next Offering Date to occur after such Offering Date.

                            (d)         A Participant may discontinue his or her participation in the Plan at any time as provided in Section 11.

              8.           Grant and Exercise of Option.

                            (a)         On each Offering Date, a Participant shall be granted, by operation of the Plan, an option to purchase a number of shares of Common Stock at the Option Price, determined in accordance with Section 8(b), subject to the limitations set forth in Section 8(c). Notwithstanding any other provision of the Plan, no Participant shall be granted an option under the Plan for any Offering Period if:

                                 (i)           immediately after the grant, the Participant (or any other person whose stock ownership would be attributed to such Participant pursuant to Section 424(d) of the Code) would own shares of stock (including any shares of stock that the Participant may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

                                 (ii)          the Participant's rights to purchase shares of Common Stock under all "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue at a rate which exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

                            (b)         Unless a Participant withdraws from the Plan pursuant to Section 11 or incurs a termination of employment, the Participant's option for an Offering Period shall be automatically exercised on the Termination Date of such Offering Period to purchase such whole number of shares of Common Stock determined by dividing the accumulated payroll deductions in the Participant's account on such Termination Date by the Option Price, subject to the limitations set forth in Section 8(c). No fractional shares will be purchased and any accumulated payroll deductions not used to purchase shares shall be refunded to the Participant; provided, however, that an amount representing a fractional share that was not used to purchase shares during an Offering Period may be carried over to a subsequent Offering Period.

                            (c)           Notwithstanding anything in the Plan to the contrary, the number of shares of Common Stock that a Participant may purchase during an Offering Period may not exceed the maximum number of shares that may be purchased without exceeding the limitation described in Section 8(a)(ii).

              9.           Delivery of Shares. As soon as practicable after the Termination Date of each Offering Period, the Company will deposit, or cause to be deposited, the shares of Common Stock purchased by each Participant upon exercise of the Participant's option for such Offering Period in an account established for the Participant at a brokerage firm or other financial services firm selected by the Administrator, to be held in book entry form.

              10.         No Shareholder Rights. No Participant (or other person claiming through such Participant) shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are payroll deductions credited to a Participant's account sufficient to purchase shares of Common Stock, have any rights of a shareholder of the Company until shares of Common Stock have been delivered to such Participant in the manner provided in Section 9.

              11.         Withdrawal; Termination of Employment.

                            (a)         A Participant may terminate his or her participation in the Plan at any time by giving written notice to the Company ("Withdrawal Notice") on or before the 15th day of the month in which the applicable Termination Date occurs. The Withdrawal Notice shall state that the Participant wishes to terminate his or her participation in the Plan, specify the applicable Termination Date and request the cessation of further payroll deductions under the Plan. No further payroll deductions for the purchase of shares of Common Stock will be made on behalf of the Participant for such Offering Period or for any subsequent Offering Period; provided, however, that previously accumulated payroll deductions for such Offering Period shall not be refunded to the Participant, but shall be applied to the purchase of shares of Common Stock on the Termination Date in accordance with the provisions of Section 8. A Participant's withdrawal from the Plan pursuant to this Section shall not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new Participation Form pursuant to Section 6, or in any similar plan that may hereafter be adopted by the Company.

                            (b)         If a Participant ceases to be employed by the Company or by a Designated Subsidiary for any reason, all payroll deductions and all rights to purchase shares of Common Stock granted to the Participant with respect to the Offering Period then in effect shall immediately cease, unless otherwise determined by the Administrator in its sole discretion in compliance with Treas. Reg. §1.423-2(f). The amount of payroll deductions accumulated in such Participant's account shall be refunded to the Participant as soon as practicable (or in the case of the Participant's death, to the executor or administrator of the Participant's estate, or if no such executor or administrator has been appointed, to such other person as the Company may designate) in the currency in which collected. For purposes of the Plan, the date of the Participant's termination of employment shall be the Participant's last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or an absence or leave described in Section 2(i), shall not be deemed a termination of employment under this Section.

              12.         Interest. No interest shall accrue on a Participant's payroll deductions under the Plan.

              13.         Common Stock Subject to the Plan.

                            (a)         Subject to Section 13(b), the maximum number of shares of Common Stock reserved for issuance under the Plan is equal to the sum of (i) one million (1,000,000) shares, plus (ii) commencing on January 1, 2019 and ending on December 31, 2023, an additional number of shares to be added on the first day of each calendar year equal to the lesser of (A) 1,200,000 shares of Common Stock, (B) 2% of the number of outstanding shares of Common Stock on such date and (C) an amount determined by the Administrator. The shares of Common Stock issued under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. If, on any Termination Date, the total number of shares of Common Stock that are subject to options granted for the applicable Offering Period exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in a uniform and equitable manner, as determined by the Administrator. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each affected Participant and shall refund any excess funds accumulated in each Participant's account as soon as practicable after the Termination Date of such Offering Period.

                            (b)         The number of shares available for issuance under the Plan, the maximum number of shares each Participant may purchase per Offering Period, as well as the Option Price and the number of shares of Common Stock covered by each option granted under the Plan which has not yet been exercised shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other similar event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. The Administrator shall have the authority to adjust not only the number of securities, but also the class and kind of securities subject to the Plan and to make appropriate adjustments in the price of such securities if other than shares of Common Stock of the Company, so long as any such action complies with applicable law.

              14.         Corporate Transactions.

                            (a)         In the event of the proposed liquidation or dissolution of the Company, the Administrator shall, in its discretion, provide for one of the following courses of action: (i) the Offering

Period then in effect shall end as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Company, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (ii) the Offering Period then in effect shall be terminated as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Company, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Offering Period shall be refunded to the applicable Participant as soon as practicable.

                            (b)         In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company (except for (x) a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (y) a transaction where the acquiring or surviving company is directly or indirectly owned, immediately after such transaction, by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such transaction), the Administrator shall, in its discretion, provide for one of the following courses of action: (i) each outstanding option granted under the Plan shall be assumed or an equivalent option shall be substituted by the successor entity (or a parent or subsidiary thereof), (ii) the Offering Period then in effect shall end as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Company, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (iii) the Offering Period then in effect shall be terminated as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Company, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Offering Period shall be refunded to the applicable Participant as soon as practicable.

              15.         Transferability. Neither payroll deductions credited to a Participant's account nor any rights relating to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 11(a). During the Participant's lifetime, a Participant's option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

              16.         Restrictions on Issuance and Transfer of Shares.

                            (a)         The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or foreign securities laws. An option granted for an Offering Period may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other laws or regulations. In addition, no option granted for an Offering Period may be exercised unless (i) a registration statement under the Securities Act shall, at the time of exercise, be in effect with respect to the Common Stock issuable upon exercise of the option, or (ii) in the opinion of the legal counsel of the Company, the Common Stock issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As a condition to the exercise of an option granted for an Offering Period, the Administrator may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Administrator. In the event that the issuance of shares of Common Stock under the Plan upon the exercise of an option granted for an Offering Period would not comply with applicable federal, state or foreign securities laws, all payroll deductions accumulated for such Offering Period shall be refunded to the Participant as soon as practicable.

                            (b)          Notwithstanding any other provision of the Plan to the contrary, to the extent that any Participant is subject to the provisions of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, such Participant's participation in the Plan shall be subject to, and such Participant shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Administrator, in its sole discretion, in order to ensure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan effected by or on behalf of any such Participant.

              17.         Amendment or Termination. The Plan may be amended or terminated at any time and for any reason by the Committee or the Board; provided that, no amendment of the Plan may, without the consent of each Participant holding an outstanding option under the Plan, materially and adversely affect such Participant's rights under the Plan. Notwithstanding the foregoing, no amendment adopted by the Committee or the Board shall be effective without the approval of the shareholders of the Company if shareholder approval of the amendment is then required under Section 423 of the Code.

              18.         Notices. Except as otherwise provided herein, any notice or other communication given pursuant to the Plan shall be in writing and shall be personally delivered or mailed by United States registered, certified or overnight mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Additionally, if such notice or communication is by the Company to the Participant, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given on the date of postmark, in the case of notice by mail, or on the date of delivery, if delivered in person or electronically.

              19.         Miscellaneous.

                            (a)          Effective Date; Shareholder Approval. The Plan is effective as of the date it is adopted by the Board. In accordance with Section 423 of the Code, the Company shall obtain shareholder approval of the Plan within twelve (12) months after the Plan is adopted by the Board. If shareholder approval is not obtained in accordance with the preceding sentence, the Plan shall be terminated.

                            (b)          Governing Law. The Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia (without regard to any rule or principle of conflicts of laws that otherwise would result in the application of the substantive laws of another jurisdiction) and applicable federal law.

                            (c)           Withholding. To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any option granted under the Plan, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an option granted under the Plan, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant upon exercise of an option granted under the Plan or by the Participant tendering to the Company cash or, if allowed by the Administrator, shares of Common Stock.

                            (d)         Rules of Construction. Whenever used in the Plan, unless the context clearly indicates to the contrary, (i) any references to paragraphs, subparagraphs, sections or subsections are to those parts of the Plan, (ii) the plural includes the singular and the singular includes the plural; (iii) "includes" and "including" are each "without limitation"; (iv) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Plan and not to any particular paragraph, subparagraph, section or subsection; (v) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require; (vi) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (vii) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.

                            (e)          Headings and Captions. The headings to sections, subsections, and paragraphs of the Plan are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                            (f)           No Right to Employment. The Plan does not constitute a contract of employment, and participation in the Plan does not give any Eligible Employee or Participant the right to be retained in the employ of the Company, a Designated Subsidiary or any other subsidiary of the Company, nor give any person a right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                            (g)          Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.

                            (h)          Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, any Designated Subsidiary, or the Administrator and a Participant or any other person.

                            (i)           Annex of Terms and Conditions for Non-US Participants. Notwithstanding any provisions in this Agreement, participation by a Participant located outside the United States may be subject to special terms and conditions set forth in the Annex to this Agreement. The Annex constitutes part of the Plan.

 ANNEX
SPECIAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

              This Annex contains special terms and conditions applicable to Participants located outside of the United States. These terms and conditions are in addition to those set forth in the Plan. Any capitalized term used in this Annex shall have the meaning ascribed to it in the Plan.

              1.           Data Privacy. Each Participant understands that the Company may collect, use and transfer, in electronic or other form, such Participant's personal data as described in the Plan for the exclusive purpose of implementing, administering and managing such Participant's participation in the Plan. Each Participant understands that the Company holds certain personal information about such Participant, including such Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all options granted under the Plan, canceled, exercised, or outstanding in such Participant's favor, for the purpose of implementing, administering and managing such Participant's participation in the Plan ("Data"). Each Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of such Participant's participation in the Plan, that these recipients may be located in such Participant's country or elsewhere, and that the recipient's country may have different data privacy laws and protections than such Participant's country. Each Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting such Participant's local human resources representative. Each Participant understands that recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing such Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom such Participant may elect to deposit any shares acquired pursuant to an option granted under the Plan. Each Participant understands that Data will be held only as long as is necessary to implement, administer and manage such Participant's participation in the Plan. Each Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data or require any necessary amendments to Data, by contacting in writing such Participant's local human resources representative. For more information on the processing of Data for the purposes set out above, each Participant understands that he or she may contact such Participant's local human resources representative. For Participants located within the European Union, each such Participant understands that Data will always be processed in accordance with the Insmed EU Employee Personal Data Processing Notice, a copy of which is available from such Participant's local human resources representative.

              2.           Language. If the Plan or any other document related to the Plan is translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

              3.           No Acquired Rights. The grant of an option to a Participant under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of options under the Plan, or benefits in lieu of such options, even if options under the Plan have been granted to a Participant repeatedly in the past. All decisions with respect to future grants of options under the Plan, if any, will be at the sole discretion of the Administrator. The grant of an option to a Participant under the Plan is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or its Designated Subsidiaries, and which is outside the scope of a Participant's employment contract, if any. Such grant is not part of normal or expected compensation or salary for any purpose, including calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information through 11:59 P.M. Eastern Time on Monday, May 14, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Time on Monday, May 14, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 9:00 A.M. Eastern Time on Tuesday, May 15, 2018. VOTE IN PERSON If you would like to vote in person, please attend the annual meeting. Please find the meeting location on the reverse side. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42898-P06246 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INSMED INCORPORATED For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Item 1: !! ! 1. Election of Class III Directors Nominees: 01) David R. Brennan 02) Melvin Sharoky, M.D. The Board of Directors recommends you vote FOR Items 2, 3 and 4: For Against Abstain ! ! ! ! ! ! ! ! ! 2. Advisory vote on the 2017 compensation of our named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Insmed Incorporated for the year ending December 31, 2018. Approval of the Insmed Incorporated 2018 Employee Stock Purchase Plan. 4. Other business may be considered as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. E42899-P06246 INSMED INCORPORATED Annual Meeting of Shareholders May 15, 2018 at 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Donald Hayden, Jr., William H. Lewis, and Christine Pellizzari, or any of them, with full power of substitution in each, as proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 15, 2018 at 9:00 AM at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations or, in the absence of such recommendations, in the judgment of the proxy holders. Continued and to be signed on reverse side